UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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Filed by a Party other than the Registrant  ☐

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ON ASSIGNMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26745 Malibu Hills Road
Calabasas, California 91301

April 25, 2014

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of On Assignment, Inc. (the “Company” or “On Assignment”), at which you will be asked to vote upon:

1.	the election of Peter T. Dameris and Jonathan S. Holman as directors for three-year terms to expire at our 2017 Annual Meeting of Stockholders;

2.	the approval of our Amended and Restated Certificate of Incorporation, as set forth in various proposals;

3.	an advisory vote to approve named executive officer compensation;

4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 19, 2014, at 9:00 a.m. Eastern Daylight Time, at the Boston College Club located at 100 Federal Street, 36th Floor, Boston, Massachusetts 02210. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon. Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Before voting, you should carefully review all the information contained in the accompanying Proxy Statement.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in On Assignment and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Peter T. Dameris
Peter T. Dameris
President and Chief Executive Officer

26745 Malibu Hills Road
Calabasas, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 19, 2014

The 2014 Annual Meeting of Stockholders of On Assignment, Inc. will be held on Thursday, June 19, 2014, at 9:00 a.m. Eastern Daylight Time, at the Boston College Club located at 100 Federal Street, 36th Floor, Boston, Massachusetts 02210, for the purpose of considering and voting upon:

1.	the election of Peter T. Dameris and Jonathan S. Holman as directors for three-year terms to expire at our 2017 Annual Meeting of Stockholders;

2.	the approval of our Amended and Restated Certificate of Incorporation as follows:

2A:	Amending Article V to remove the requirement that stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the authorized number of directors;

2B:	Amending Article V to remove the supermajority vote requirement to repeal, alter, amend or rescind certain provisions of the Amended and Restated Bylaws;

2C:
Amending Article IX to remove (1) the requirement that stockholders take action by meetings and (2) the restriction which prohibits stockholders from taking any action by written consent without a meeting;

2D:	Amending Article XII to remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of the Certificate of Incorporation; and

2E:	Amending Article II to update the Company’s registered office and adding a new Article XIII which establishes Delaware as the exclusive forum for certain disputes;

3.	an advisory vote to approve named executive officer compensation;

4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock will be paid by On Assignment, Inc. We have retained Morrow & Co. to assist in the solicitation of proxies. Only stockholders of record at the close of business on April 21, 2014 are entitled to notice of and to vote at the Annual Meeting.
                     All stockholders are cordially invited to attend the Annual Meeting in person. Please call (818) 878-7900 to obtain directions. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.proxyvote.com, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-690-6903 on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 25, 2014
Calabasas, California

2014 PROXY STATEMENT
TABLE OF CONTENTS

Section
General Information about the Annual Meeting and Voting	1
Proposal One – Election of Directors	6
Approval of Proposal One	6
Continuing Directors	7
Non-Executive Observers of the Board of Directors	8
Independent Directors and Material Proceedings	8
Role of the Board	9
Board Leadership Structure	9
Board Committees and Meetings	9
Director Compensation	12
Communicating with the Board	13
Ethics	13
Compensation Committee Interlocks and Insider Participation	13
Proposals 2A – 2E to Approve Amendments to On Assignment, Inc.’s Certificate of Incorporation	14
Proposal 2A – Approval of the amendment to the Certificate of Incorporation to remove the requirement that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors require a resolution adopted by the stockholders	16
Vote Required	16
Board Recommendation	17
Proposal 2B – Amendment to the Certificate of Incorporation to remove the supermajority threshold for amending certain provisions of the Bylaws	18
Vote Required	19
Board Recommendation	19
Proposal 2C – Approval of an amendment to the Certificate of Incorporation to eliminate the requirement that all stockholder actions may only be taken at a meeting of the stockholders and remove the prohibition on the right of stockholders to take any action by written consent without a meeting	20
Vote Required	20
Board Recommendation	20
Proposal 2D – Amendment to the Certificate of Incorporation to remove the supermajority threshold for amending certain provisions of the Certificate of Incorporation and to revise paragraph 1 and to remove paragraph 5 of Article VI	21
Vote Required	22
Board Recommendation	22
Proposal 2E – Amendment to the Certificate of Incorporation to update the registered office of the Company, effect certain non-material conforming changes, including a forum selection provision and approve an amended and restated Certificate of Incorporation	23
Vote Required	24
Board Recommendation	24
Security Ownership of Certain Beneficial Owners and Management	25
Ownership of More than Five Percent of the Common Stock of On Assignment	25
Ownership of Management and Directors of On Assignment	26
Executive Compensation Discussion and Analysis	27
Executive Summary	27
Compensation Consultant	28
Compensation Philosophy	28
Say-on-Pay	29
Compensation Program Elements	29
Compensation Committee Report	39
Summary Compensation Table	40
Grants of Plan-Based Awards	41

i

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	42
Fiscal Year 2013 Outstanding Equity Awards at Fiscal Year End	44
Fiscal Year 2013 Option Exercises and Stock Vested	45
Payments Upon Termination or Change in Control	45
Equity Compensation Plan Information	50
Inducement Award Programs	50
Proposal Three – Advisory Vote on Executive Compensation	53
Vote Required	54
Board Recommendation	54
Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm	55
Principal Accountant Fees and Services	55
Vote Required	55
Board Recommendation	55
Report of the Audit Committee	56
Certain Relationships and Related Transactions	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
Other Matters	57
Where You Can Find Additional Information	57
Incorporation By Reference	58
Proposals by Stockholders	58
Miscellaneous	58
Annex A – Amended and Restated Certificate of Incorporation	A-1
Annex B – Amended and Restated Bylaws	B-1

ii

On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held

    Thursday, June 19, 2014

On Assignment, Inc. (the “Company,” “On Assignment,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. (the “Board”) of proxies to be voted at On Assignment’s 2014 Annual Meeting of Stockholders to be held on Thursday, June 19, 2014 at 9:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof. This Proxy Statement, the proxy card and On Assignment’s Annual Report to Stockholders will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 25, 2014.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an On Assignment stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of On Assignment is soliciting your vote at the 2014 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Peter T. Dameris and Jonathan S. Holman as directors for three-year terms to expire at our 2017 Annual Meeting of Stockholders;

Proposals 2A – 2E: the approval of our amended and restated certificate of incorporation as follows:
2A: Amending Article V to remove the requirement that stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the authorized number of directors;
2B: Amending Article V to remove the supermajority vote requirement to repeal, alter, amend or rescind certain provisions of the Amended and Restated Bylaws of On Assignment dated January 28, 1998 (the “Bylaws”);
2C: Amending Article IX to remove (1) the requirement that stockholders take action by meetings and (2) the restriction which prohibits stockholders from taking any action by written consent without a meeting;
2D: Amending Article XII to remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of the Restated Certificate of Incorporation of On Assignment, dated April 14, 1993, as amended by the Certificate of Amendment dated August 17, 2000 (the “Certificate of Incorporation”), as well as revise paragraph 1 and remove paragraph 5 of Article VI of the Certificate of Incorporation; and
2E: Amending Article I to update the Company’s registered office and adding a new Article XIII which establishes Delaware as the exclusive forum for certain disputes;

Proposal 3: an advisory vote to approve named executive officer compensation; and

Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2014. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website (http://www.onassignment.com). Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 21, 2014, as the record date for the Annual Meeting. If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April 21, 2014, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

 In accordance with the e-proxy rules of the SEC, On Assignment will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 21, 2014. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instruction on the Notice. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of 10 days before the Annual Meeting at our principal executive offices at 26745 Malibu Hills Road, Calabasas, California 91301, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of On Assignment’s outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On March 31, 2014, there were 54,318,986 shares of On Assignment common stock outstanding (all of which are entitled to vote at the Annual Meeting).

How many votes are required to approve each item?

 Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the largest number of FOR votes cast will be elected as directors.

Each of the proposals for our Amended and Restated Certificate of Incorporation requires a FOR vote of two-thirds of the shares having voting power of all of our outstanding shares of stock, except that Proposal 2E regarding updating the Company’s registered office and establishing Delaware as the exclusive forum for certain disputes requires a FOR vote of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

The advisory vote on executive compensation requires a FOR vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

The ratification of the appointment of the independent registered public accounting firm requires the FOR vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

Why are there so many parts to the Proposal to approve an Amended and Restated Certificate of Incorporation?

We are setting out each separate matter intended to be acted upon, so that stockholders are able to express their views on each proposed amendment separately. The approval of any proposal is not conditioned on the approval of another proposal.

How may I cast my votes?

You may either vote FOR or WITHHOLD AUTHORITY TO VOTE for the director nominees. If you withhold authority to vote with respect to the director nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees.

You may vote FOR, AGAINST or ABSTAIN on each of the proposals to amend our Certificate of Incorporation which are up for approval, the advisory vote on executive compensation, and the ratification of the appointment of our independent registered public accounting firm.

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR the approval of each of the proposals to amend our Certificate of Incorporation, FOR the approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have the same effect as a vote against the proposals.

Will my shares be voted if I do not sign and return my proxy card or vote in person?

If you do not sign and return your proxy card or vote in person, your shares will not be voted at the Annual Meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors, the proposals to amend our Certificate of Incorporation, and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors, the amendment to the Certificate of Incorporation, or the advisory vote on executive compensation. However, with regards to the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether the proposals have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Peter T. Dameris and Jonathan S. Holman, the director nominees named in this Proxy Statement;

Proposals 2A-2E: FOR each of the separate proposals that are presented to amend the Company’s Certificate of Incorporation;

Proposal 3: FOR the proposal regarding an advisory vote to approve named executive officer compensation; and

Proposal 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What do I need to do now?

All stockholders are urged to vote by telephone or on the Internet by following the instructions on the Notice. If you have properly requested and received a paper copy of this proxy statement, you may vote your shares by (a) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

On Assignment stockholders may vote by mail or at the Annual Meeting. Most of our stockholders may vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•	Going to the following Web site: www.proxyvote.com entering the information requested on your computer screen and then following the simple instruction, or

•	Calling (in the United States, U.S. territories, and Canada), toll free 1-800-690-6903 on a touch-tone telephone, and following the simple instructions provided by the recorded message.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by accessing your proxy card as noted above.

If you choose to vote in person at the Annual Meeting:

•	if you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•	if you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (818) 878-7900 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of On Assignment stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement. Requests should be directed to the Secretary at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you share an address with another On Assignment stockholder and together both of you would like to receive only a single set of On Assignment annual disclosure documents, please contact our Secretary by written or telephonic request at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to On Assignment, Inc., Attention:  Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations department by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of On Assignment a written revocation notice bearing a later date than the proxy card;

•	voting in person at the Annual Meeting; or

•	voting by telephone or the Internet after you have given your proxy.

How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of On Assignment provide that our Board shall be comprised of not less than four but no more than seven directors and the exact number may be fixed by the Board, and it is currently fixed at seven directors. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, two directors will be elected to serve until our 2017 Annual Meeting of Stockholders or until their successors are elected and qualified.

Peter T. Dameris, our President and Chief Executive Officer, and Jonathan S. Holman, the Chairman of our Compensation Committee, have terms that are expiring, and they have been nominated to stand for re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Messrs. Dameris and Holman. Messrs. Dameris and Holman have consented to serve if elected, but if they are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the highest number of FOR votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the election of our nominees.

Set forth below are the biographies which include the skills, qualities and experiences of each of the nominees and each director.

Directors with Terms Ending in 2017

Name	Age	Principal Occupation and Directorship

Peter T. Dameris	54
Mr. Dameris was appointed as our President and Chief Executive Officer as of September 2004, and has served as a director since December 2004. Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003. From February 2001 through October 2002, Mr. Dameris served as executive vice president and chief operating officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries. Mr. Dameris created a regional operating organization for 85 acquired businesses and developed materials to support marketing and a national corporate image to support outsourcing initiatives, established cash generation, credit management and balance sheet improvement initiatives. From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded information technology consulting/staffing company. Mr. Dameris’ positions at Metamor Worldwide included chairman of the board, president and chief executive officer, executive vice president, general counsel, senior vice president and secretary. Mr. Dameris negotiated the $1.9 billion sale of Metamor to PSINet. Mr. Dameris received his juris doctor degree from the University of Texas Law School and his bachelor of science degree in business administration from Southern Methodist University. Mr. Dameris provides the Board with extensive staffing industry experience, having served in various capacities at publicly-traded staffing companies and having represented staffing companies in the private practice of law. Mr. Dameris has comprehensive experience from his roles in senior executive management, leadership and legal positions as well as his work as an attorney in the private practice of law. Mr. Dameris has extensive experience in international and domestic staffing, financial reporting, compensation, legal matters and corporate affairs which are invaluable in his position as a director and Chief Executive Officer of the Company.

Jonathan S. Holman	69
Mr. Holman has served as a director since March 1994. Mr. Holman is the founder and since 1981 has been the president of The Holman Group, Inc., an executive search firm. To date, Mr. Holman has recruited over 140 chief executive officers to public and private companies, ranging from start-ups to companies with over $1 billion in revenue and in a variety of industries. Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers. Mr. Holman regularly speaks at technology industry gatherings. Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions. Mr. Holman received a master of business administration degree from Stanford University and a bachelor of arts degree from Princeton University, both with high academic honors. In his role at the Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Continuing Directors

Set forth below is certain information regarding On Assignment’s continuing directors including their age as of the Annual Meeting, term of office as director and business experience.

Directors with Terms Ending in 2016

Name	Age	Principal Occupation and Directorship

Senator William E. Brock	83
Senator Brock has served as a director of the Company since April 1996. Senator Brock is the founder, and from 1994 to present, chief executive officer of The Brock Offices, a consulting firm specializing in international trade and human resource development. From 1988 to 1991, Senator Brock served as chairman of the National Endowment for Democracy, an organization he helped found in 1980. Senator Brock served in President Reagan’s cabinet as Secretary of Labor from 1985 to 1987 and as U.S. Trade Representative from 1981 to 1985. As U.S. Trade Representative, Senator Brock organized the Quad Forum of trade and economic ministers from Europe, Japan and Canada and led the group to initiate the World Trade Organization. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970, he was a member of the U.S. House of Representatives. The National Academy of Human Resources has recognized Senator Brock for his outstanding contribution to human development in the United States. Senator Brock is a member of the Board of Strayer Education, Inc., a publicly-traded education services holding company that owns Strayer University, which provides professional education to working adults, and serves on its compensation and nomination and governance committees. Senator Brock is a member of the Board of ResCare, Inc., a publicly-traded provider of home care, residential support services to the elderly and persons with disabilities, as well as vocational training and job placement for people of all ages and skill levels, and he serves on its audit and mergers and acquisitions committees. Through his extensive governmental experience, he provides in-depth knowledge in the areas of business, regulatory compliance and risk management. Senator Brock provides the On Assignment Board with a wealth of business operations experience including direct experience with healthcare, human resource development and public company corporate governance.

Brian J. Callaghan	43
Mr. Callaghan has served as a director of the Company since May 2012. He co-founded Apex Systems, Inc. (“Apex”) in 1995 and served as co-chief executive officer during his time with Apex. His duties at Apex ranged from working directly with customers, leading staff, strategizing and forecasting, and building systems to support growth. Mr. Callaghan was recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Callaghan is a 1993 graduate of Virginia Polytechnic Institute and State University, where he earned a bachelor of science degree in psychology. Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants, as well as the Omaha Storm Chasers (Triple-A affiliate of the Kansas City Royals). Mr. Callaghan brings 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Edwin A. Sheridan, IV	44
Mr. Sheridan has served as a director of the Company since May 2012. He co-founded Apex in 1995 and served as co-chief executive officer during his time with Apex. His roles at Apex have included technical recruiter, account manager, and regional operations manager. He also managed the sales and recruiting operations for the company. Mr. Sheridan was recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Sheridan is a 1994 graduate of Virginia Polytechnic Institute and State University, where he earned bachelor of arts degrees in English and political science, with a minor in business administration. Mr. Sheridan also serves on the boards of several non-profit organizations including the advisory board of the Virginia Commonwealth University Massey Cancer Research Center; the Greater Washington Sports Alliance; the Virginia Tech Athletic Fund; and Peace Players International, a community improvement and leadership organization with operations in Northern Ireland, South Africa, Cyprus and the Middle East. Mr. Sheridan brings 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Directors with Terms Ending in 2015

Name	Age	Principal Occupation and Directorship

Jeremy M. Jones	72
Mr. Jones has served as a director since May 1995 and was appointed Chairman of the Board in February 2003. Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was the chief executive officer and chairman of the board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991. Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was chief executive officer and chairman of the board of Apria Healthcare, which also provided home healthcare services. He currently serves on the boards of directors of CombiMatrix Corporation, a Nasdaq-traded molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics, and OxySure Systems, Inc., a publicly-traded company that is a world leader in short and emergency duration medical oxygen and respiratory solutions for mass market use. He has also been nominated to serve on the board of directors of the Hoag Hospital Foundation. Mr. Jones served as chairman of the board of Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from February 1999 until its sale in March of 2008. From July 2003 to January 2011, Mr. Jones served as a director for Lifecare Solutions, Inc., a provider of integrated home healthcare products and services. Mr. Jones possesses significant business management and corporate governance experience. Mr. Jones contributes an extensive understanding of the healthcare industry.

Marty R. Kittrell	57
Mr. Kittrell has served as a director of the Company and Chairman of the Audit Committee since September 2012. Mr. Kittrell served as Dresser, Inc.’s executive vice president and chief financial officer from December 2007 until February 2011. Mr. Kittrell served as chief financial officer of Andrew Corporation from 2003 until December 2007, when the company was sold to Commscope Inc. Prior to Andrew, Mr. Kittrell served in executive management positions in technology, consumer products and other commercial and industrial industry sectors. Mr. Kittrell began his business career with Price Waterhouse where he was a certified public accountant. Mr. Kittrell currently serves as a member of the Board of Directors of NiSource Inc. where he serves as chairman of the audit committee and is a member of the finance and the environmental, safety and sustainability committees. Mr. Kittrell graduated magna cum laude from Lipscomb University with a bachelor of science degree in accounting where he currently serves on the Board of Trustees and is chairman of the audit committee and is a member of the finance and real estate and buildings and grounds committees. Mr. Kittrell has extensive experience in corporate strategy, mergers and acquisitions, corporate finance, including public offerings of equity and debt, organization development, and board practices and relations. In addition, Mr. Kittrell has extensive experience with the analysis and preparation of financial statements and risk management.

Non-Executive Observers of the Board of Directors

Pursuant to the terms of the Investor Rights Agreement entered into by the Company and certain former shareholders of Apex who became stockholders of On Assignment on May 15, 2012 (the “Investor Rights Agreement”), the Shareholder Representative designated under the Agreement of Merger, dated as of March 20, 2012, by and among On Assignment, Apex, OA Acquisition Corp. and the Shareholder Representative (the “Merger Agreement”), has the right to appoint a Non-Executive Observer of the Board of Directors. Jeffrey E. Veatch serves as the designated Non-Executive Observer of the Board of Directors. In addition, Arshad Matin has been appointed as a second Non-Executive Observer to the Board, and we entered into a Consulting Agreement with him on June 21, 2013. These observers, who have extensive executive and staffing experience, provide advice and guidance to the Board. Each of these observers can be asked to depart Board meetings under certain circumstances.

Independent Directors and Material Proceedings

The Board consists of seven members, a majority of which are deemed by the Board to be independent directors under the current listing standards of the New York Stock Exchange (“NYSE”). Our independent directors are Messrs. Jones, Callaghan, Holman, Kittrell and Sheridan, and Senator Brock. For each independent director, the Board has made a subjective determination that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chairman of the Board is independent, as defined by the NYSE and the SEC. An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its offices. Nonetheless, the Board recognizes that the Chief Executive Officer has invaluable insight into the Company due to the nature of his position and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by keeping the position of Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held seven meetings during the year ended December 31, 2013 and acted by unanimous written consent on six additional occasions. The Board has a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee. The Board has determined that the chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules.

The members and chairmen who served on the Committees in 2013 are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William E. Brock		X	Chair
Brian J. Callaghan	X
Peter T. Dameris
Jonathan S. Holman		Chair	X
Jeremy M. Jones, Chairman	X	X
Marty R. Kittrell	Chair
Edwin A. Sheridan, IV			X

Compensation Committee.  The Compensation Committee held six meetings during 2013 and acted by unanimous written consent on seven additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of On Assignment and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent. The Compensation Committee charter provides that the Compensation Committee may delegate its authority, subject to the terms in the charter, but the Compensation Committee does not do so.

Audit Committee.  The Audit Committee held nine meetings during 2013. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•	the quality and integrity of our financial statements and our financial reporting and disclosure practices;

•	our systems of internal controls regarding finance and accounting compliance;

•	the qualification, independence and oversight of performance of our registered public accounting firm including its appointment, compensation, evaluation and retention;

•	our ethical compliance programs; and

•	risk issues related to financial statements.

The Audit Committee’s functions include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm and internal audit staff to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his capacity as a member of the Board and any Board committee. The Board has determined that each member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for disclosing related-party transactions and identifying significant deficiencies each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee met three times in 2013. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees. The Committee also monitors the qualification and performance of, and the Company’s succession planning regarding, key executives. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Dameris and Holman for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•	personal and professional ethics and integrity;

•	business judgment;

•	business creativity and vision;

•	willingness and ability to devote adequate time and resources to diligently perform the duties of a director;

•	relevant specific industry or regulatory affairs knowledge;

•	familiarity with general issues affecting our business;

•	qualifications as an audit committee financial expert;

•	diversity in a variety of areas;

•	qualifications as an independent director; and

•
areas of expertise that the Board should collectively possess such as board experience, executive experience, human resources experience, accounting and financial oversight experience and corporate governance experience.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms. In 2013, no professional recruiting firms or consultants were needed and, accordingly, no fees were paid for recruiting director nominees. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

The Nominating and Corporate Governance Committee Charter also provides for the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors will be considered for purposes of nominating directors.

Stockholders wishing to suggest a candidate for director nomination for the 2015 Annual Meeting of Stockholders should mail their suggestions to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary. The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Unless the proposed Amended and Restated Certificate of Incorporation is approved by stockholders at the Annual Meeting, which would result in the Board amending the Bylaws, our current Bylaws state that suggestions must be received by the Secretary of On Assignment not less than 30 days nor more than 60 days prior to the 2015 Annual Meeting of Stockholders. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of April 21, 2014, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chairman of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of these documents without charge by writing to:  On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.

Risk Oversight.  The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives regularly report to the Board on risks that the Company faces. The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, including decisions about compensation. The Board oversees officers’ identification and management of risk management issues and regularly meets with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiring of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiring of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at a business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, is significantly more profitable than other units or pays compensation expenses as a significant percentage of the unit’s revenues.

Meetings. Other than one director who was not able to attend a telephonic Board meeting, each current director attended 100% of the meetings of the Board and Committees of the Board on which he served during 2013. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive Chairman of our Board.

Attendance of Directors at 2013 Annual Meeting of Stockholders.  In 2004, On Assignment adopted a policy with respect to director attendance at the annual meetings of stockholders; however, this policy was abandoned in practice, and is being re-instated beginning with this Annual Meeting, which is being held concurrently with the Board’s quarterly in-person meeting in Boston. The policy requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chairman of the Board as promptly as possible. Messrs. Dameris and Jones attended our 2013 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of On Assignment’s non-employee directors for the year ended December 31, 2013. The compensation of our President and Chief Executive Officer, who is also a director, is disclosed in the “Summary Compensation Table” set forth on page 40, and he receives no additional compensation for his service as a director.

Fiscal Year 2013 Director Compensation

	Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
	William E. Brock	61,750	99,988	161,738
	Brian J. Callaghan	54,000	99,988	153,988
	Jonathan S. Holman	63,250	99,988	163,238
	Jeremy M. Jones	77,750	99,988	177,738
	Marty R. Kittrell	70,500	99,988	170,488
	Edwin A. Sheridan, IV	49,500	99,988	149,488

(1)	Amounts include the quarterly retainer fees and fees for meeting attendance which each non-employee director earned for his service during 2013.
(2)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to restricted stock units (“RSUs”) are included in Note 11 to the consolidated financial statements for the year ended December 31, 2013 included in our Annual Report and are described in Part II-Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Annual Report. The amounts were calculated based on the grant date fair value per share of $30.69, which was the closing sale price of our common stock on the date of grant, August 1, 2013. As of December 31, 2013, Senator Brock and Messrs. Callaghan, Holman, Jones, Kittrell and Sheridan each held 1,629 unvested RSUs. No other equity awards were outstanding for any director at December 31, 2013.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2012, the Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) as its compensation consultant to help determine compensation for certain positions in the Company including members of the Board of Directors. The Compensation Committee did not engage Semler Brossy (or any other compensation consultant) for executive compensation in 2013. The current practice of the Compensation Committee is to base a substantial portion of a director’s annual retainer on equity compensation. Accordingly, in 2013, each non-employee director received an annual RSU grant with a grant-date value of approximately $100,000. These grants were made on August 1, 2013 to Senator Brock and Messrs. Callaghan, Holman, Jones, Kittrell and Sheridan in the amount of 3,258 RSUs each, which vested as to 50% of the RSUs on the grant date and which will vest as to the remaining 50% on August 1, 2014, subject to the director’s continued service through that date. The grant-date fair value of these awards was $30.69 per share.

Each non-officer director receives $2,000 for each regularly scheduled quarterly in-person Board meeting attended, and $750 for each other Board or committee meeting held separately and attended in person or by telephone not in conjunction with the quarterly in-person Board meetings. In addition, we reimburse all directors for their reasonable expenses incurred in attending Board or committee meetings.

The annual cash retainer fee for non-employee directors is $40,000. In addition, committee chairs are entitled to the following chair fees:

Outside Director	Additional Cash Retainer
Chairman of the Board	$20,000/ year
Audit Committee Chair	$15,000/ year
Compensation Committee Chair	$10,000/ year
Nominating and Corporate Governance Committee Chair	$10,000/ year

All cash retainer fees are paid quarterly in arrears. In addition, the Compensation Committee recommended, and the Board adopted the requirement that, within five years of directorship, each Board member must own shares with a fair market value of three times the annual cash retainer amount. Each non-employee director serving on the Board for more than five years owns shares with a fair market value of more than three times the annual cash retainer amount.

The non-executive observers to the Board receive the same annual cash retainer, Board meeting fees and equity awards as members of the Board of Directors.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about On Assignment with either the Chairman of the Board or the directors as a group by writing to the attention of either the Chairman of the Board or the Directors at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301. Any such communication will be forwarded by the Secretary of the Company to Mr. Jones, Chairman of the Board, or all of the directors, as applicable.

Ethics

On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. It complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. More importantly, it reflects On Assignment’s policy for dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of On Assignment’s Code of Business Conduct and Ethics can be found on the Investor Relations-Corporate Governance page of our website at http://www.onassignment.com. In addition, On Assignment adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers. This policy focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to:  On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2013, the Compensation Committee of the Board was composed of Senator Brock, Mr. Jones and Mr. Holman. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of On Assignment or its subsidiaries and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

PROPOSAL TWO
PROPOSALS 2A – 2E TO APPROVE AMENDMENTS TO
ON ASSIGNMENT, INC.’S
CERTIFICATE OF INCORPORATION

As part of our Board of Directors’ continuing commitment to enhance our Company’s corporate governance policies and acknowledge stockholders’ concerns, we routinely monitor our governance documents and other issues of interest to our Company and our stockholders. We have recently reviewed and evaluated the provisions of our Certificate of Incorporation and Bylaws. As a result, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to change and/or clarify a number of provisions to our Certificate of Incorporation. Our Board of Directors is committed to ensuring effective corporate governance policies for our Company that balance the needs of our directors, officers and stockholders. This helps ensure that our Company continues to demonstrate high standards of ethics, integrity and accountability and is managed in the best interests of our stockholders.
Proposals 2A –2E relate to proposed amendments to the Certificate of Incorporation. We are setting out each separate matter intended to be acted upon, so that stockholders are able to vote on each amendment separately. The approval of any proposal is not conditioned on the approval of another proposal.
Our Board of Directors has approved, and recommends that the Company’s stockholders adopt, the amendments to the Certificate of Incorporation described below. In addition to changes that are not material and are intended only to improve and clarify the Certificate of Incorporation, we are proposing amendments to the Certificate of Incorporation relating to, among other things, the following:

•
Amending Article V to remove the requirement that stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the authorized number of directors. (Presented as Proposal 2A).

•	Amending Article V to remove the supermajority vote requirement to repeal, alter, amend or rescind certain provisions of the Bylaws. (Presented as Proposal 2B).

•
Amending Article IX to remove (1) the requirement that stockholders take action by meetings and (2) the restriction which prohibits stockholders from taking any action by written consent without a meeting. (Presented as Proposal 2C).

•
Amending Article XII to remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of the Certificate of Incorporation as well as revising paragraph 1 and removing paragraph 5 of Article IV. (Presented as Proposal 2D).

•
Amending Article II to update the Company’s registered office and effect certain conforming changes, and adding a new Article XIII which establishes Delaware as the exclusive forum for certain disputes. (Presented as Proposal 2E).

This summary does not purport to be complete and cover all aspects in which the Company’s governance would differ from the governance provisions currently in effect.
The complete text of our Amended and Restated Certificate of Incorporation, as it is proposed to be amended if all the proposals were approved by the stockholders, is provided at the end of this Proxy Statement as Annex A. Proposed changes are marked in Annex A by underlining (indicating additions) and struck-through text (indicating deletions). Each proposal is independent of each other, so it is possible that changes reflected in only one or more, but less than all, of the proposals could become effective. The Amended and Restated Certificate of Incorporation in Annex A is annotated with footnotes indicating the proposal that corresponds with each amendment; these footnotes are explanatory for purposes of this Proxy Statement and will not be included in the final version of the Amended and Restated Certificate of Incorporation.
In connection with the proposed adoption of the amendments discussed below, the Board of Directors has also approved ancillary and conforming amendments to the Company’s Bylaws, the effectiveness of which is contingent upon stockholder approval of certain of the proposed amendments to the Certificate of Incorporation. With the approval of certain of these proposed amendments, the Board of Directors has the power to amend certain provisions of the Bylaws without stockholder approval. As a result, assuming the approval of Proposal 2A and Proposal 2B, separate approval by our stockholders would not be required to adopt the intended amendments to the Bylaws (although, as stated above, any such amendments to the Bylaws are contingent upon stockholder approval of Proposal 2A and Proposal 2B). In addition, the Board of Directors intends to amend certain provisions of the Bylaws which would not be contingent upon stockholder approval of certain of the proposed amendments to the Certificate of Incorporation. The complete text of our Amended and Restated Bylaws, as it is proposed to be amended, is provided at the end of this Proxy Statement as Annex B. Proposed changes are marked in Annex B by underlining (indicating additions) and struck-through text (indicating deletions). The Amended and Restated Bylaws in Annex B are annotated with footnotes indicating amendments approved by the Board of Directors assuming stockholder approval of the corresponding proposal in this Proxy Statement; these footnotes are explanatory for purposes of this Proxy Statement and will not be included in the final version of the Amended and Restated Bylaws.
Upon approval by the stockholders of one or more of the proposed amendments to the Certificate of Incorporation, the Board of Directors has authorized the officers of the Company to file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation incorporating the amendments set forth on Annex A that have been approved by stockholders. While Annex A reflects amendments to implement each proposal, it is possible that certain proposals will not be approved by stockholders and, as a result, only the amendments that correspond to proposals that have been approved by stockholders will be implemented. For this reason, certain amendments reflected in Annex A will not be implemented if the corresponding proposal has not been approved by stockholders. We will file an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware as soon as practicable following stockholder approval of one or more of the proposals. The Amended and Restated Certificate of Incorporation will implement amendments where the corresponding proposal has received stockholder approval and will become effective on the date the filing is accepted by the Delaware Secretary of State.

PROPOSAL 2A

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REMOVE THE REQUIREMENT THAT ANY BYLAW AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS INCREASING OR REDUCING THE AUTHORIZED NUMBER OF DIRECTORS REQUIRE A RESOLUTION ADOPTED BY STOCKHOLDERS

Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to remove the requirement that any Bylaw amendment adopted by the Board increasing or reducing the authorized number of directors requires a resolution adopted by the affirmative vote of not less than 66 2/3% of the then outstanding shares of capital stock entitled to vote generally in an election of directors. Currently, the Certificate of Incorporation states that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors requires a resolution adopted by the affirmative vote of not less than 66 2/3% of the then outstanding shares of capital stock entitled to vote generally in an election of directors.
If this Proposal 2A is approved by the stockholders, the first paragraph of Article V of the Certificate of Incorporation will be amended to read as follows:
“Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation.”
The Board of Directors has carefully considered the advantages and disadvantages of maintaining the requirement that 66 2/3% of stockholders adopt a resolution if the Board of Directors increases or decreases the authorized number of directors.
Granting our Board of Directors the power to increase or reduce the authorized number of directors without stockholder approval will allow the Board of Directors to effect such change in a more efficient, cost-effective manner without the necessity of incurring the expense and time delay of stockholder approval. With such an amendment, the Company will not be required to incur the expense of soliciting proxies or consents from all of the stockholders holding shares of our capital stock in order to increase or reduce the authorized number of directors. The Board of Directors believes that the proposed amendment will accommodate the practicalities of managing the Company while at the same time protecting an important right of stockholders to effect changes to our Bylaws. The ability of the Board of Directors to enact such a change to our Bylaws without the approval of stockholders would increase the power of our Board of Directors and raises the possibility that a greater percentage of shares could disagree with the changes made by our Board of Directors than previously possible prior to approval of this Proposal 2A. Although changes made by our Board of Directors may be deemed undesirable or disadvantageous by stockholders, our Board of Directors believes that the added flexibility and efficiency that would be provided by this change outweigh this risk, because our Board of Directors must currently seek stockholder approval for this amendment, and delays and costs associated with the process of holding a special meeting of stockholders may deny us the flexibility our Board of Directors believes is important to facilitate the effective and timely use of our resources in responding to changed circumstances or requirements with which we may be presented.
If Proposal 2A is approved, any amendments to the Company’s Bylaws increasing or reducing the authorized number of directors will not require stockholders adopt a resolution. Even with this amendment, the stockholders retain the power to independently adopt, amend or repeal the Bylaws. The proposed amendment would not divest or limit the power of the stockholders to adopt, amend or repeal our Bylaws. If this Proposal is not approved, our Board of Directors will not have the authority to make changes to our Bylaws without incurring the expense and delay of soliciting proxies and votes from the stockholders and holding a meeting of stockholders or seeking approval by a written action of stockholders without a meeting, if Proposal 2C were approved.
If granted the authority to amend the Company’s Bylaws, the Board of Directors intends to amend the Bylaws to permit up to nine directors rather than seven directors as currently specified in the Bylaws.
Vote Required
Approval of Proposal 2A requires a FOR vote of the 66 2/3% shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation
The Board recommends a vote FOR Proposal 2A.

PROPOSAL 2B
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REMOVE THE SUPERMAJORITY THRESHOLD FOR AMENDING CERTAIN PROVISIONS OF THE BYLAWS
Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to remove supermajority thresholds for amending certain provisions of the Bylaws. Currently, Article V of our Certificate of Incorporation requires the affirmative vote of (1) the combined voting power of at least 66 2/3% of the outstanding stock of the Company entitled to vote in order to repeal, alter, amend or rescind certain provisions of the Bylaws, or (2) two-thirds of the Continuing Directors, which are defined as “(i) those Directors who were members of the Board of Directors on the date of the merger of the corporation’s California predecessor with and into the corporation; and (ii) those Directors who were nominated or appointed by a Board of Directors of which a majority of the members were Continuing Directors.” The proposed amendment would amend Article V to eliminate the two-thirds supermajority requirement by stockholders or Continuing Directors.
If approved, this Proposal 2B would amend Article V of our Certificate of Incorporation to provide that the following provisions of our Bylaws may be repealed, altered, amended or rescinded by the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at a meeting at which there is a quorum or a majority of the directors present at any meeting at which there is a quorum:

•
Sections 6 through 12 of Article II, relating to, among other things, written notice of a special meeting of stockholders, business transacted at a special meeting of stockholders, quorum at a meeting of stockholders, vote required to decide a question before a meeting of stockholders, voting power of each stockholder, nominations for election to the Board of Directors and business to be conducted at a meeting of stockholders.

•	Section 1 of Article III relating to, among other things, the authorized number of directors.

•	Section 3 of Article III relating to, among other things, filling vacancies or newly created directorships on the Board of Directors.

•	Article VIII relating to amendments to the Bylaws.
In addition, this proposed amendment would remove an outdated reference to Continuing Directors, which is no longer relevant.
In determining whether to recommend reducing the supermajority voting threshold for each of the individual provisions in our Bylaws referenced above, the Board of Directors considered the arguments in favor of and against maintaining the current voting requirements. The Board of Directors recognizes that the supermajority voting provision in our Bylaws is designed to protect our stockholders, including minority stockholders, by assuring that fundamental changes to our corporate governance are made with the approval of a substantial majority of our stockholders. In addition, the supermajority vote provision to amend or repeal certain provisions of the Bylaws was designed to provide safeguards and avoid disruption to the Company’s governance unless actions are approved by the holders of at least 66 2/3% of the Company’s capital stock. However, the Board of Directors believes that eliminating the voting requirement for stockholders for these matters strikes an appropriate balance between enhancing accountability to stockholders and preserving the protections to our stockholders. Removing the voting requirements for stockholders on these matters will enhance the accountability of our Board of Directors to our stockholders and eliminate the ability of a minority of stockholders to frustrate future amendments that the Board of Directors may recommend and a majority vote of stockholders may support. After weighing these factors, the Board of Directors determined that eliminating the supermajority vote requirement would be in the best interests of the Company and its stockholders.
Even with this amendment, the stockholders have the power to adopt, amend or repeal the Bylaws. The proposed amendment would not divest or limit the power of the stockholders to adopt, amend or repeal our Bylaws. If this Proposal is not approved, our Board of Directors will not have the authority to make changes to Section 6 through 12 of Article II, Section 1 of Article III, Section 3 of Article III, or Article VIII of our Bylaws without incurring the expense and delay of soliciting proxies and votes from the stockholders and holding a meeting of stockholders.

In addition to other changes, if the stockholders approve this Proposal 2B, the Board of Directors intends to approve the following amendments to the Bylaws:

•	Modify and update Section 11 of Article II relating to advance notice of stockholder nominations and proposals.

•	Change the number of directors from seven to eight. This proposed change is also contingent on the approval of Proposal 2A.

•	Specify that the number of directors will be set pursuant to a resolution adopted by a majority of the total number of directors.

•
Remove the requirement that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors requires a resolution adopted by the affirmative vote of not less than 66 2/3% of the then outstanding shares of capital stock entitled to vote generally in an election of directors. This proposed change is also contingent on the approval of Proposal 2A.

•	Eliminate the supermajority vote requirements to amend certain provisions in the Bylaws.
This summary does not purport to be complete and cover all aspects in which the Company’s governance would differ from the governance provisions currently in effect. The complete text of our Amended and Restated Bylaws, as it is proposed to be amended if all of the proposals were approved by the stockholders, is provided at the end of this Proxy Statement as Annex B. Proposed changes are marked in Annex B by underlining (indicating additions) and struck-through text (indicating deletions).

Vote Required
Approval of Proposal 2B requires a FOR vote of the 66 2/3% shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.
Board Recommendation
The Board recommends a vote FOR Proposal 2B.

PROPOSAL 2C
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE REQUIREMENT THAT ALL STOCKHOLDER ACTIONS MAY ONLY BE TAKEN AT A MEETING OF THE STOCKHOLDERS AND REMOVE THE PROHIBITION ON THE RIGHT OF STOCKHOLDERS TO TAKE ANY ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to remove the requirement that any action taken by the stockholders of the Company must be effected at a meeting of stockholders of the Company and that prohibits the Company’s stockholders from taking any action by written consent without a meeting. Currently, the Certificate of Incorporation does not allow for corporate actions requiring stockholder approval to be effected by a consent in writing in lieu of a meeting of the stockholders.
If approved by the stockholders, the amendment would serve to delete the following sentence in Article IX of the Certificate of Incorporation:
“Stockholders of the corporation shall take action by meetings held pursuant to this Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting.”
After careful consideration, the Board of Directors has determined that it would be in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to remove the requirement that any action taken by the stockholders of the Company must be effected at a meeting of stockholders of the Company. Under Section 228 of the Delaware General Corporation Law, unless provided otherwise in a company’s certificate of incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of a corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Company’s Certificate of Incorporation, as currently in effect, the right of stockholders to act by written consent without a meeting is eliminated. Thus, adoption of this Proposal 2C would allow the Company’s stockholders to act by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, which currently provides that the holders of a majority of the outstanding capital stock will have the ability to elect directors and take stockholder action without a meeting of stockholders.
This amendment would not relieve the Company and its stockholders from complying with federal securities and state laws with respect to solicitation of votes and, under both federal securities and state law, the Company would remain obligated to notify all non-consenting stockholders of the actions taken by written consent and other information concerning such actions. The Board of Directors believes that both Delaware law and federal securities laws provide sufficient protection for non-consenting stockholders, including notice requirements in the Delaware General Corporation Law and the Exchange Act.
The Board of Directors believes that allowing stockholders to take actions by written consent provides a more efficient and cost-effective alternative for taking certain corporate actions and allows the Company to take certain actions in the future, if the necessity arises, more expeditiously and without the delay and expense associated with calling a special meeting of stockholders. Delays in calling a meeting and distributing meeting materials, including notice of a meeting, might deny the Company the flexibility that the Board of Directors views as important in facilitating the operations of the Company. In addition, the first sentence of Article IX could delay or defer a takeover attempt that stockholders may consider in their best interests including attempts that might result in a premium over the market price for the shares held by the stockholders.
Vote Required
Approval of Proposal 2C requires a FOR vote of the 66 2/3% shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.
Board Recommendation
The Board recommends a vote FOR Proposal 2C.

PROPOSAL 2D

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REMOVE THE SUPERMAJORITY THRESHOLD FOR AMENDING CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND TO REVISE PARAGRAPH 1 AND REMOVE PARAGRAPH 5 OF ARTICLE VI
Amending Article XII
Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to remove the supermajority threshold for amending certain provisions of the Certificate of Incorporation. Currently, Article XII of our Certificate of Incorporation requires the affirmative vote of (1) the combined voting power of at least 66 2/3% of the total voting power of all outstanding shares of stock in the Company entitled to vote in order to amend, alter, change or repeal certain provisions of the Certificate of Incorporation, or (2) two-thirds of the Continuing Directors, which are defined as “(i) those Directors who were members of the Board of Directors on the date of the merger of the corporation’s California predecessor with and into the corporation; and (ii) those Directors who were nominated or appointed by a Board of Directors of which a majority of the members were Continuing Directors.” The proposed amendment would amend Article XII to eliminate the two-thirds supermajority requirement by stockholders or Continuing Directors.
If approved, this Proposal 2D would amend Article XII of our Certificate of Incorporation to provide that the following provisions of our Certificate of Incorporation may be amended, altered, changed or repealed by the affirmative vote of not less than a majority of the issued and outstanding shares of common stock entitled to vote at a meeting:

•	Article V, relating to, among other things, setting the authorized number of directors and amendments to the Bylaws.

•	Article VI, relating to, among other things, the structure of the Board of Directors.

•	Article IX, relating to, among other things, meetings of stockholders and the prohibition on stockholders taking action by written consent.

•	Article XII, relating to amendments to the Certificate of Incorporation.
In addition, this proposed amendment would remove an outdated reference to Continuing Directors, which is no longer relevant.
If this Proposal 2D is approved by the stockholders, Article XII of the Certificate of Incorporation will be amended to read as follows:
“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.”
The Board of Directors considered that the provisions requiring a supermajority vote to amend certain provisions of the Certificate of Incorporation can be viewed as facilitating corporate governance stability by requiring broad stockholder consensus to effect changes. A lower threshold for stockholder votes can increase stockholders’ ability to participate effectively in the Company’s corporate governance and increase the Board of Directors’ accountability to stockholders. The Board of Directors also recognized that maintaining supermajority voting requirements could make it more difficult for the Company to secure stockholder approval for various actions should the Company wish to make changes to certain important corporate governance provisions or to take actions viewed positively by a majority of the holders of the Company’s capital stock, and are in the best interests of the Company and its stockholders. Therefore, following careful consideration of the foregoing matters, the Board of Directors has determined that it is appropriate to propose an amendment to the Certificate of Incorporation that would eliminate the supermajority voting provision.

If this Proposal 2D is approved by the Company’s stockholders, changes to the Certificate of Incorporation would be governed by the Delaware General Corporation Law which currently requires the approval of a majority of the outstanding shares of stock entitled to vote thereon, and a majority of the outstanding shares of stock of each class entitled to vote thereon as a class (if any).

Amending Paragraph 1 of Article VI. The Board of Directors has approved, and is proposing to the stockholders, the following change to the Certificate of Incorporation. Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to revise the first sentence of paragraph 1 of Article VI to read as follows:

“The number of directors of the Corporation shall be fixed from time to time pursuant to the Bylaws of the Corporation.”

The Board of Directors does not believe that this change is material or affects the substantive rights of stockholders, and it is not intended to result in any substantive change to the remaining provisions of the Certificate of Incorporation.

Deleting Paragraph 5 of Article VI. Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to remove paragraph 5 of Article VI, which currently reads as follows:

“Any director may be removed, with cause, by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote for that director by applicable law and the Protective Provisions.”

The language in Article VII, paragraph 5 of Article VI of our current Certificate of Incorporation is substantially redundant and thus open to varied interpretation leaving the Company subject to unnecessary risks. The proposed amendment would eliminate this provision and mitigate the current ambiguity in our Certificate of Incorporation. The provision is a vestige of the past, no longer has any operative effect, and is confusing to readers. This Proposal 2D will not amend Article VII of the Certificate of Incorporation (relating to the power of stockholders to remove directors).

Vote Required

Approval of Proposal 2D requires a FOR vote of the 66 2/3% shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board recommends a vote FOR Proposal 2D.

PROPOSAL 2E
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO UPDATE THE REGISTERED OFFICE OF THE COMPANY, EFFECT CERTAIN NON-MATERIAL CONFORMING CHANGES, AND INCLUDE A FORUM-SELECTION PROVISION
Our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation to update the Company’s registered office in Article II. If the amendment is approved by the stockholders, Article II of the Certificate of Incorporation will be amended to read as follows:

“The address of the Corporation’s registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by resolution of the Board of Directors.”

In addition, the Board of Directors has approved, and is proposing to the stockholders, a change that the Board of Directors does not believe is material or affects the substantive rights of stockholders. This proposed change is to revise the reference to the “Restated Certificate of Incorporation” in Paragraph B of Article IV so that it refers to the “Amended and Restated Certificate of Incorporation.”
We propose to amend our Certificate of Incorporation to require that the Court of Chancery of the State of Delaware be the sole and exclusive forum for certain actions brought against the Company, its directors, officers and employees. We believe that stockholders derive a significant benefit from the inclusion of a provision in a corporation’s certificate of incorporation requiring that certain stockholder lawsuits be brought exclusively in the Court of Chancery. Consistent with this philosophy, our Board of Directors has approved, and is proposing to the stockholders, an amendment to our Certificate of Incorporation that would establish the Court of Chancery as the exclusive forum for litigating certain intra-company disputes.
The benefits of litigating intra-company disputes in the Court of Chancery are clear. Over the years, the State of Delaware has developed a well-established body of corporate law, and the Court of Chancery is the most experienced forum for deciding the outcome of such disputes. Litigating intra-company corporate disputes in Delaware results in greater certainty and predictability for all stockholders. Furthermore, there is a significant risk that allowing stockholders to bring such highly sophisticated matters in forums with little familiarity or experience in corporate governance leaves stockholders at risk that foreign jurisdictions may misapply Delaware law. Additionally, such a provision helps to eliminate duplicative litigation in multiple forums, which can be costly and inefficient. Finally, the ability of the Court of Chancery to resolve disputes on an accelerated schedule reduces the time and cost of uncertain, protracted litigation.
The Board of Directors believes that our stockholders will benefit from having disputes of this nature litigated in the Chancery Court. Although some plaintiffs may find it more convenient to litigate matters in a forum outside of Delaware, the Board of Directors believes that the proposed provision provides substantial benefits to the Company and to the vast majority of its stockholders who appreciate the certainty and predictability of litigating in Delaware. The Chancery Court is a specialist in dealing with difficult matters of corporate law and possesses streamlined procedures and processes that may help to resolve matters on a relatively expedited basis. Additionally, the Delaware courts have developed a substantial and influential body of case law interpreting Delaware’s corporate law. There is also a great deal of long-standing precedent regarding corporate governance matters. These considerations will provide stockholders and the Company with more certainty with regard to the outcome of intra-corporate disputes. Similar provisions have already been upheld by the Delaware Chancery Court.
For these reasons, the Board of Directors is proposing the stockholders approve of an amendment to our Certificate of Incorporation. The amendment will add a new Article XIII and will state that, except in cases where the Company provides written consent to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Court of Chancery of the State of Delaware. If the amendment is approved by our stockholders, the Certificate of Incorporation would be amended to include a new Article XIII which will state that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or the Bylaws of the Company, (4) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
If the stockholders approve this proposal, the Board of Directors has approved a similar amendment to the Bylaws, the effectiveness of which is contingent upon stockholder approval. The Board of Directors is also proposing to include this provision in the Certificate of Incorporation to limit the ability of future Boards of Directors to amend this provision, and provide more certainty for the stockholders of the Company that such provisions will not be further amended without stockholder vote.

For these reasons, on March 27, 2014, the Board of Directors approved the following resolution to amend our Certificate of Incorporation, subject to the approval of the stockholders at the Annual Meeting.

“RESOLVED, the Company’s Amended and Restated Certificate of Incorporation is hereby amended to include the following:

Article XIII. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consented to this Article XIII.”

The Board of Directors has also approved, and is proposing to the stockholders, the filing of an amendment and restatement of our Certificate of Incorporation. The purpose of amending and restating the Certificate of Incorporation is to consolidate the Certificate of Incorporation by reflecting all amendments to the previous Certificate of Incorporation.

Vote Required

Approval of Proposal 2E requires a FOR vote of a majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board recommends a vote FOR Proposal 2E.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of On Assignment’s common stock as of March 31, 2014.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2014 there were 54,318,986 shares of On Assignment common stock outstanding.

The following tables set forth the beneficial ownership of On Assignment’s common stock as of March 31, 2014 for the following persons:

•	all stockholders known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers, as identified; and

•	all of our directors and named executive officers as a group.

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of On Assignment

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
BlackRock, Inc.	4,002,062	(2)	7.4%
40 East 52nd Street
New York, NY 10022
TimesSquare Capital Management, LLC	3,371,340	(3)	6.2%
7 Times Square, 42nd floor
New York, NY 10036
The Vanguard Group	3,058,884	(4)	5.6%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 54,318,986 shares of the Company’s common stock outstanding as of March 31, 2014. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2014.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on January 30, 2014 by Blackrock, Inc., on behalf of various subsidiaries, Blackrock, Inc. directly or indirectly has sole voting power of 3,878,920 shares of our common stock, and sole dispositive power of 4,002,062 shares.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2014, TimesSquare Capital Management, LLC has sole voting power of 3,254,940 shares of our common stock, and sole dispositive power of 3,371,340 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group (“Vanguard”) on its own behalf and on behalf of two subsidiaries, Vanguard has sole voting power of 62,848 shares of the Company’s common stock, sole dispositive power over 2,997,036 shares, and shared dispositive power over another 61,848 shares. The 62,848 shares that Vanguard has sole voting power belong to its wholly-owned subsidiaries, the Vanguard Fiduciary Trust Company (61,848 shares) and Vanguard Investments Australia, Ltd. (1,000 shares).

Ownership of Management and Directors of On Assignment

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Common Stock(3)
William E. Brock	25,805	*
Brian J. Callaghan	760,793	1.4%
Jonathan S. Holman	23,113	*
Jeremy M. Jones(4)	83,291	*
Marty R. Kittrell	6,382	*
Edwin A. Sheridan, IV	1,795,492	3.3%
Peter T. Dameris	695,850	1.3%
Edward L. Pierce	89,868	*
Michael J. McGowan	416,750	*
Randolph C. Blazer	135,909	*
Theodore S. Hanson	337,434	*
All directors and executive officers as a group	4,599,057	8.4%
(15 persons)

*	Represents less than one percent of the shares outstanding.

(1)	All amounts shown include shares subject to stock options which are exercisable within 60 days of March 31, 2014.

(2)
All amounts shown include shares subject to stock options which are, or will become, exercisable within 60 days of March 31, 2014, and RSUs that will vest within 60 days of March 31, 2014. The number of stock options that are included above for the following individuals is: Mr. Dameris, 189,200; Mr. Pierce, 31,250; and Mr. McGowan, 120,000. The number of RSUs that are included in the totals above is 10,007 for each of Messrs. Blazer and Hanson.

(3)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 54,318,986 shares of the Company’s common stock outstanding as of March 31, 2014, plus the number of shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs within 60 days of March 31, 2014 held by such individual (but not giving effect to the shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs held by others).

(4)	Mr. Jones’ shares are held in the Jones Family Trust. He and his wife are trustees of the trust, and each has the sole right to vote and invest the assets in the trust.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This section explains On Assignment’s compensation philosophy and compensation program as it relates to our 2013 named executive officers whose compensation is disclosed below pursuant to SEC rules:

Peter T. Dameris	President and Chief Executive Officer

Edward L. Pierce	Executive Vice President and Chief Financial Officer

Michael J. McGowan	Chief Operating Officer and President, Oxford Global Resources, Inc. (“Oxford”)

Randolph C. Blazer	President, Apex Systems, Inc.

Theodore S. Hanson	Chief Financial Officer, Apex Systems, Inc.

Executive Summary

Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and also to incentivize executive contributions that are consistent with our corporate objectives and stockholder interests. It is our policy to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met.

The following table sets forth the key elements of our named executive officers’ compensation, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To provide stable income as compensation for ongoing performance of job responsibilities.
Annual performance-based cash compensation (bonuses)	To incentivize short-term corporate objectives and individual contributions to the achievement of those objectives.
Long-term equity incentive compensation
To incentivize long-term performance objectives, align the interests of our named executive officers with stockholder interests, encourage the maximization of shareholder value and retain key executives.

Severance and change in control benefits
To encourage the continued attention and dedication of our named executive officers and provide reasonable individual security to enable our named executive officers to focus on our best interests, particularly when considering strategic alternatives.

Retirement savings (401(k) plan)	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard protection with regard to health, dental, life and disability risks as part of a market-competitive compensation package.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible and complementary rather than purely formulaic. In alignment with the objectives set forth above, the Compensation Committee has generally determined the overall compensation of our named executive officers and its allocation among the elements described above, relying on the analyses and advice provided by its compensation consultant as well as input from our management team.

Our compensation decisions for the named executive officers in 2013, including each of the key elements of our executive compensation program, are discussed in detail below. This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures.

Compensation Consultant

In 2012, the Compensation Committee retained Semler Brossy as its compensation consultant to help benchmark compensation for certain positions in the Company including the Chief Executive Officer and Chief Financial Officer. Semler Brossy also assisted the Compensation Committee on compensation-related items including pay amounts, design of the annual cash incentive compensation program, design of the long-term incentive compensation program and renewal of the Chief Executive Officer’s employment agreement. The Compensation Committee did not make any significant changes to the compensation plans of the named executive officers in 2013, and did not engage Semler Brossy (or any other compensation consultant) for executive compensation in 2013.

In March 2013, the Compensation Committee reviewed Semler Brossy’s independence and conflict of interest policies and confirmed that no conflicts of interest exist with Semler Brossy.

Compensation Philosophy

The Company seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment. The Company’s fundamental policy is to offer On Assignment’s named executive officers competitive and fair compensation opportunities based upon their relevant experience, their individual performance and the overall financial performance of On Assignment in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that the compensation program for the executive officers is instrumental in the Company’s performance.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of its named executive officers. Through these agreements, On Assignment seeks to further motivate such individuals or retain their services as well as to secure confidentiality and non-solicitation obligations from such executives, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

In exercising discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each executive officer and the Company’s overall financial performance. In determining appropriate compensation for our executives, the Compensation Committee considers numerous factors including, but not limited to: rewarding results which are beneficial for the stockholders, competitive compensation, balancing cash and equity payments, recognizing external effects on our business, retention of our executive officers, skills of the executive officers, the Company’s business and growth strategy and the overall reasonableness of compensation.
In 2012, the Compensation Committee, with the assistance of Semler Brossy, considered the compensation of executive officers of competitor companies when considering the compensation of the Chief Executive Officer and Chief Financial Officer. In its analysis, Semler Brossy utilized a peer group of 20 professional services companies to benchmark compensation for the Chief Executive Officer and Chief Financial Officer, including related industry peers, primarily in the staffing and consulting services area and were generally within one-third to three times On Assignment’s revenue. The following companies were included in the peer group: AMN Healthcare, Inc., CACI International Inc., CDI Corporation, Ciber Inc., Cross Country Healthcare, Inc., FTI Consulting, Inc., Heidrick & Struggles International, Inc., Hudson Global, Inc., Huron Consulting Group Inc., iGATE Corporation, Insperity, Inc., Kforce Inc., Korn/Ferry International, Mednax, Inc., Navigant Consulting, Inc., The Resource Connection, Inc., Robert Half International Inc., Team Health Holdings, Inc., TrueBlue, Inc., and Unisys Corporation. As no significant compensation structure changes were made in 2013, this benchmark information and the comparable peer group were not updated.
The Compensation Committee considers the Chief Executive Officer’s reviews and assessments of the performance of the other executive officers. The Compensation Committee works closely with the Chief Executive Officer in setting compensation for the executive officers (other than the Chief Executive Officer), giving weight to the Chief Executive Officer’s evaluation of the other executive officers because of his direct knowledge of their performance.
The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests, but the Compensation Committee does not employ any formal method for allocating between cash and equity awards or between long-term and short-term incentives. Instead, the Compensation Committee balances various goals, longer-term performance objectives and vesting conditions on an individualized basis.

A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon On Assignment’s performance as well as upon his or her own individual level of performance such that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based incentive compensation program using multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria, including periodic equity grants with performance-based vesting components. The Compensation Committee strives to align the remuneration potential for the executive officers with stockholder interests through the use of equity awards. The mechanics and performance criteria for annual incentive awards and long-term incentive awards are discussed in greater detail below.

With respect to our named executive officers, in 2013, the Compensation Committee linked a substantial portion of the executive’s total compensation to the performance of the Company or division over which the executive has responsibility (as applicable), quantified by the following measurements (which apply differently to different executives, as described in more detail below): (i) EBITDA adjusted for the purposes of incentive compensation targets, which is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items which include restructurings, discontinued operations, force majeure, litigation, judgments and settlements, changes in tax laws or accounting principles, severance, equity-based compensation expense, one-time gains or losses from disposal or sale of assets and impairment of goodwill or other identifiable intangible assets) (“Adjusted EBITDA”); (ii) gross profit; (iii) Adjusted EBITDA per share; and (iv) Adjusted EBITDA/branch contribution. Adjusted EBITDA/branch contribution is specific to the leaders of our divisions, and “branch contribution” is calculated by taking branch gross profit less branch operating expenses, but excluding gains, losses or expenses associated with the unusual items addressed in the Adjusted EBITDA definition.

The Compensation Committee believes this structure is appropriate because senior executives’ efforts and business judgment significantly impact the performance of the Company and the Company’s stock price, and these metrics qualify that impact. Our executive officers receive annual cash incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary depending upon the scope of the executive’s responsibilities. Additionally, our executive officers receive RSU equity grants, the size of which increase as the executive’s level of responsibility and impact on overall Company performance increases. The value of the equity grants are tied to the value of On Assignment’s common stock, with vesting schedules that are based on the passage of time and/or upon the attainment of performance-based goals established by the Compensation Committee. We believe that linking equity awards to continued service and/or performance-based vesting conditions provides desirable retention and performance incentives.

The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against long-term Company goals and investments in future opportunities. Annual incentive awards are generally cash awards intended to reward the executive for achieving growth on one or more designated business unit level or consolidated performance metrics. Multi-year, long-term incentive awards are typically equity awards, with vesting triggered by the passage of time and/or by the attainment of designated levels of Company or division financial performance. The Compensation Committee may, in its discretion, reduce the amount of certain awards otherwise payable in connection with an incentive program if the Compensation Committee determines that the assumptions applied when setting the goals ultimately prove invalid, unanticipated factors not tied to executive performance results in the attainment of the targets, or the Compensation Committee determines that other considerations dictate that the award should be reduced. Awards to individuals who are “covered employees” under Code Section 162(m) (discussed below) or who the Compensation Committee believes may be covered in the future, may be structured in a manner intended to constitute “qualified performance-based compensation” under Code Section 162(m) in order to preserve the deductibility of the awards.

The key factors considered in establishing the components of each executive officer’s compensation package for 2013 are summarized below.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2013 annual stockholder’s meeting held on June 7, 2013, a majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support of the compensation program, objectives and policies for our named executive officers, and did not change the approach in 2013. The Company submits compensation for executive officers for advisory vote on an annual basis, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Program Elements

The key elements of executive compensation are:

•	base salary;

•	performance-based cash incentive compensation;

•	long-term equity-based incentive awards, which include time vesting and performance-based vesting grants; and

•	perquisites and participation in Company-sponsored employee benefit plans.

The discussion that follows summarizes key features and the purpose of the elements of the 2013 executive compensation program for the Company.

Base Salary

One component of our compensation package is an annual salary commensurate with each executive officer’s experience, scope of responsibility, skill in executing those responsibilities and overall value to the organization. The Company considers the following factors in determining the base salary for each named executive officer:

•	individual performance as measured by the success of the executive officer’s business division or area of responsibility;

•	competitiveness with salary levels of similarly-sized companies evaluated through informal salary surveys and internal compensation parity standards;

•	the range of the Company’s other executive officer salaries and annual salary increases awarded to the Company’s other executive officers;

•	the performance of the Company and the overall economic climate;

•	whether the base salary equitably compensates the executive for the competent execution of his duties and responsibilities;

•	the executive officer’s experience; and

•	the anticipated impact of the executive officer’s business division or area of responsibility.

The amount and timing of any increase in base compensation depends upon, among other things, overall economic conditions, the performance of the Company and the executive officer’s business unit (if applicable), the individual’s performance, internal compensation parity and the time interval and any responsibilities assumed since the last salary increase. While the Compensation Committee allocates a competitive base salary for each executive, base salary is only a portion of the overall compensation program. Executive officers’ performance, including over-achievement, is generally rewarded through incentive programs, rather than base salary.

In determining whether or not to apply a salary increase for the named executive officers in 2013, the Compensation Committee evaluated the overall value of each executive officer’s compensation and equity, the timing of the executive officer’s last salary increase, the performance of the Company and the division over which the executive has responsibility (if applicable), the percentage of executive compensation compared to the Company’s overall expenses, the performance of the staffing industry, the Company’s need to invest in new headcount and the overall economic climate. The Compensation Committee determined to increase Mr. Dameris’ annual salary by $100,000 to $800,000 per year, effective January 1, 2013, which was included in the terms of the amended and restated employment agreement (the “Dameris Employment Agreement”) that Mr. Dameris entered into with the Company on December 13, 2012. Mr. McGowan’s base salary was increased $22,000, or 4%, to $572,000 on June 1, 2013, the first anniversary of his promotion to Chief Operating Officer. Mr. Pierce’s base salary increased $18,000, or 4%, to $468,000 on the first anniversary of his employment as our Chief Financial Officer. The base salaries for Messrs. Blazer and Hanson, $650,000 and $400,000, respectively, did not increase in 2013 considering they had received a pay raise upon the Company’s acquisition of Apex in May 2012.

 Annual Cash Incentive Compensation

Executive officers, including our named executive officers, are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to profitability, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility. By focusing on profitability measures, the Compensation Committee attempts to relate annual cash incentive compensation to performance measures that demonstrate appropriate growth and contribute to overall shareholder value. Within the first 90 days of each fiscal year, the Compensation Committee typically establishes annual performance targets and corresponding incentive compensation, which annual incentive compensation is typically calculated as a percentage of the individual’s base salary, with higher level executives eligible for higher target percentages. The Compensation Committee followed this procedure for 2013 annual incentive compensation, setting maximum bonus opportunities at 180% of annual base salary for Mr. Dameris and 100% of annual base salary for the other named executive officers, assigned according to the rank and the scope of responsibilities of the executive and provisions in the executive employment agreements.

For our named executive officers, half or more of each annual compensation package is attached to attainment of their respective incentive compensation program targets. The Compensation Committee believes this arrangement appropriately links the executives’ remuneration to the performance of the Company and the benefits derived by the stockholders. The targets are based on full-year performance measures and are, therefore, determined at a time when attainment is substantially uncertain. In recent years, including 2013, this incentive bonus has consisted of two components:  a “Tier 1 bonus” for the achievement of set objectives the Compensation Committee established at the beginning of the year, and a “Tier 2 bonus” based on extraordinary performance surpassing those objectives, paid incrementally up to a pre-set level. The Tier 1 bonus and Tier 2 bonus together make up the executive officer’s maximum annual cash incentive bonus opportunity. Structuring the annual incentive compensation in this manner upholds On Assignment’s philosophy of paying for performance. The Tier 1 bonus component is designed to be achievable based upon highly competent management performance on the executive’s part, assuming certain economic conditions and other circumstances at the time the goal was established. The Tier 2 bonus component is designed to be difficult to achieve under those circumstances and to reward truly exceptional performance.

In 2013, the Compensation Committee established the cash incentive compensation percentages based on provisions in each named executive officer’s employment agreement, historical cash incentive compensation amounts and the same general factors that the Compensation Committee considered for annual base salary. The performance goals were set by the Compensation Committee after consultation with the Chief Executive Officer (with respect to executive officers other than himself) and represent a percentage attainment of the amount forecasted by the Company or a division for the fiscal year as set forth in the 2013 Board-approved budget. In 2013, for purposes of setting named executive officer annual cash incentive bonus targets, the Compensation Committee determined that growth and success in the areas of Adjusted EBITDA, gross profit and Adjusted EBITDA per share would indicate growth and success for the Company. The Compensation Committee believes that the Company’s success in these areas best represents the measures used by our stockholders to assess our Company’s value. As described under “Compensation Philosophy” above, Adjusted EBITDA for the purposes of incentive compensation targets is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items.

For 2013, the cash incentive compensation component and amount attained for each named executive officer is set forth below.

Chief Executive Officer.  For 2013, Mr. Dameris’ maximum cash incentive compensation amount was set at 180% of his base salary, as provided in the Dameris Employment Agreement, and Mr. Dameris earned a cash incentive bonus equal to $1,251,625 out of a maximum possible $1,440,000 of his 2013 cash incentive bonus. The performance targets applicable to the 2013 bonus for Mr. Dameris set by the Compensation Committee after consultation with management, and the amounts earned, are noted below (reference to “Company” in the tables below for all of the executives excludes the results of our divested Allied Healthcare division for the fourth quarter but includes the results of Whitaker Medical, LLC and CyberCoders Holdings, Inc., from the date of their acquisition in December 2013).

Tier 1.  For 2013, Mr. Dameris was eligible to earn his Tier 1 cash incentive bonus equal to 90% of his annual base salary upon the Company’s attainment of the following targets during 2013:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
70%	Company achieves $146,514,600 to $162,794,000 (sliding linear scale) of Adjusted EBITDA	$178,113,298	$504,000	$504,000
30%	Company achieves $436,842,000 to $485,380,000 (sliding linear scale) of consolidated gross profit	$498,267,000	$216,000	$216,000

Tier 2.  Mr. Dameris was eligible to earn his Tier 2 cash incentive bonus of up to 90% of his annual base salary upon the Company’s attainment of the following targets during 2013:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
70%	Company achieves $162,794,000 to $179,073,400 (sliding linear scale) of Adjusted EBITDA	$178,113,298	$504,000	$474,000
30%	Company achieves $485,380,000 to $533,918,000 (sliding linear scale) of consolidated gross profit	$498,267,000	$216,000	$57,349
	Tier 1 plus Tier 2 Total		$1,440,000	$1,251,625

Chief Financial Officer.  For 2013, Mr. Pierce’s maximum cash incentive compensation target was set at 100% of his base salary, as provided in his employment agreement (described below), and Mr. Pierce earned a cash incentive bonus equal to $437,130 out of a maximum possible $456,000 of his 2013 cash incentive bonus. The performance targets applicable to the 2013 bonus for Mr. Pierce set by the Compensation Committee after consultation with Mr. Dameris, and the amounts earned, are noted below.

Tier 1.  Mr. Pierce was eligible to earn his Tier 1 cash incentive bonus equal to 50% of his annual base salary upon the Company’s attainment of the following targets during 2013:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
70%	Company achieves a minimum of $158,724,150 of Adjusted EBITDA	$178,113,298	$159,600	$159,600
30%	Company achieves a minimum of $468,391,700 of consolidated gross profit	$498,267,000	$68,400	$68,400

Tier 2.  Mr. Pierce was eligible to earn his Tier 2 cash incentive bonus up to 50% of his annual base salary upon the Company’s attainment of the following targets for 2013:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
70%	Company achieves $158,724,150 to $170,933,700 (sliding linear scale) of Adjusted EBITDA	$178,113,298	$159,600	$159,600
30%	Company achieves $468,391,700 to $509,649,000 (sliding linear scale) of consolidated gross profit	$498,267,000	$68,400	$49,530
	Tier 1 plus Tier 2 Total		$456,000	$437,130

Chief Operating Officer and President of Oxford.  Mr. McGowan earned $331,261 out of a maximum possible $562,833 of his 2013 cash incentive bonus. Pursuant to his employment agreement (described below), Mr. McGowan is eligible for an annual cash incentive award of up to 100% of his annual base salary based on achievement and over-achievement of performance metrics. The performance targets applicable to the 2013 cash incentive bonus for Mr. McGowan set by the Compensation Committee after consultation with Mr. Dameris, and the amounts earned, are noted below.

Tier 1.  For 2013, Mr. McGowan was eligible to earn a Tier 1 cash incentive bonus up to 50% of his annual base salary contingent upon attainment by the Company and the subsidiaries and divisions that he was directly responsible for (Oxford, Vista Staffing Solutions, Inc. (“Vista”), Allied Healthcare and Lab Support) of the following targets during 2013:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
24.5%	Company achieves a minimum of $158,724,150 of Adjusted EBITDA	$178,113,298	$68,947	$68,947
10.5%	Company achieves a minimum of $468,391,700 of consolidated gross profit	$498,267,000	$29,549	$29,549
25.025%	Oxford achieves a minimum of $57,669,300 of Adjusted EBITDA	$59,722,313	$70,425	$70,425
10.725%	Oxford achieves a minimum of $129,365,580 of gross profit	$134,467,076	$30,182	$30,182
20.475%	Vista, Lab Support and Allied Healthcare achieve a minimum of $46,994,982 of Adjusted EBITDA/ branch contribution	$44,355,406	$57,620	-
8.775%	Vista, Lab Support and Allied Healthcare achieve a minimum of $108,880,288 of gross profit	$102,789,027	$24,694	-

Tier 2.  Mr. McGowan was eligible to earn a Tier 2 cash incentive bonus up to 50% of his annual base salary contingent upon attainment by the Company and the subsidiaries and divisions that he was directly responsible for (Oxford, Vista, Allied Healthcare and Lab Support) of the following targets during 2013:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
24.5%	Company achieves $158,724,150 to $170,933,700 (sliding linear scale) of Adjusted EBITDA	$178,113,298	$68,947	$68,947
10.5%	Company achieves $468,391,700 to $509,649,000 (sliding linear scale) of consolidated gross profit	$498,267,000	$29,549	$21,397
25.025%	Oxford achieves $57,669,300 to $62,724,900 (sliding linear scale) of Adjusted EBITDA	$59,722,313	$70,425	$28,598
10.725%	Oxford achieves $129,365,580 to $141,016,050 (sliding linear scale) of gross profit	$134,467,076	$30,182	$13,216
20.475%	Vista, Lab Support and Allied Healthcare achieve $46,994,982 to $50,297,150 (sliding linear scale) of Adjusted EBITDA/ branch contribution	$44,355,406	$57,620	-
8.775%	Vista, Lab Support and Allied Healthcare achieve $108,880,288 to $116,128,950 of gross profit	$102,789,027	$24,694	-
	Tier 1 plus Tier 2 Total		$ 562,833	$ 331,261

President, Apex, and Chief Financial Officer, Apex. For 2013, Mr. Blazer earned $644,563 out of a maximum possible $650,000 of his 2013 cash incentive bonus. Mr. Hanson earned $396,670 out of a maximum possible $400,000 of his 2013 cash incentive bonus. The amount of cash incentive bonus that Messrs. Blazer and Hanson earned for 2013 performance was determined as noted below.

Tier 1.  For 2013, Messrs. Blazer and Hanson were eligible to earn Tier 1 cash incentive bonuses up to 50% of their annual base salary contingent upon attainment by the Company and Apex of the following targets during 2013:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Blazer Incentive Opportunity	Blazer Incentive Amount Earned	Maximum Hanson Incentive Opportunity	Hanson Incentive Amount Earned
14%	Company achieves a minimum of $158,724,150 of Adjusted EBITDA	$178,113,298	$45,500	$45,500	$28,000	$28,000
6%	Company achieves a minimum of $468,391,700 of consolidated gross profit	$498,267,000	$19,500	$19,500	$12,000	$12,000
56%	Apex achieves a minimum of $79,878,850 of Adjusted EBITDA	$97,210,065	$182,000	$182,000	$112,000	$112,000
24%	Apex achieves a minimum of $230,070,880 gross profit	$258,149,845	$78,000	$78,000	$48,000	$48,000

Tier 2.  Messrs. Blazer and Hanson were eligible to earn Tier 2 cash incentive bonuses up to 50% of their annual base salary contingent upon attainment by the Company and Apex of the following targets during 2013:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Blazer Incentive Opportunity	Blazer Incentive Amount Earned	Maximum Hanson Incentive Opportunity	Hanson Incentive Amount Earned
14%	Company achieves $158,724,150 to $170,933,700 (sliding linear scale) of Adjusted EBITDA	$178,113,298	$45,500	$45,500	$28,000	$28,000
6%	Company achieves $468,391,700 to $509,649,000 (sliding linear scale) of consolidated gross profit	$498,267,000	$19,500	$14,063	$12,000	$8,670
56%	Apex achieves $79,878,850 to $88,287,150 (sliding linear scale) of Adjusted EBITDA	$97,210,065	$182,000	$182,000	$112,000	$112,000
24%	Apex achieves $230,070,880 to $252,504,000 (sliding linear scale) of gross profit	$258,149,845	$78,000	$78,000	$48,000	$48,000
	Tier 1 plus Tier 2 Total		$650,000	$644,563	$400,000	$396,670

Annual Equity Incentive Compensation

The Compensation Committee periodically approves grants of stock options and/or restricted stock units to On Assignment’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term goals of the annual cash incentive compensation bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, On Assignment believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

In 2013, the Company continued to rely on long-term equity awards in the form of RSUs to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s stockholders. RSUs enable the Company to confer value in excess of simple future appreciation, providing a valuable incentive in a sometimes volatile market. Accordingly, the Company believes that RSUs are an effective compensation element for attracting executives and promoting their long-term commitment to the Company. The Compensation Committee prefers RSUs to stock options because, unlike stock options, RSUs are not at risk of having an exercise price which is greater than the market price of the underlying shares during the vesting period and thereby failing in their fundamental purpose of providing an incentive to the executives to remain employed with the Company and focus efforts on achieving the performance targets necessary for vesting.

RSU grants may condition the vesting of some percentage of the award upon achievement of defined performance criteria within a specific timeframe. The Compensation Committee believes that conditioning some of the vesting of RSU awards on the attainment of performance objectives is appropriate. This type of award creates an incentive for the executive to attain the designated performance criteria for vesting purposes, as well as to execute business plans that increase the overall fair market value of our common stock and align the executives’ interests with the Company’s stockholders.

The size of the RSU grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive’s seniority and ability to impact our stock price. In determining the size of the award or grant, the Compensation Committee also considers the executive officer’s annual salary and annual cash incentive compensation opportunity. Equity awards also take into account the scope and business impact of the executive’s position, the individual’s potential to assume future duties and responsibility on behalf of On Assignment over the vesting schedule and/or option term, the executive’s individual performance in recent periods and the executive’s current holdings of On Assignment stock and options received through previous equity grants as well as the per individual, per period award limits, quality of service to the Company, experience of the officer, the then-current fair market value of the Company’s common stock, and the overall equity awarded to each executive officer. The Compensation Committee feels that taking all of these factors into consideration enhances our ability to provide meaningful, appropriate and balanced incentives.

Long-term equity incentive compensation, structured in a way that aligns compensation of the executive officers with interests of our stockholders, comprised a significant portion of our named executive officers’ total 2013 compensation. The Compensation Committee granted Mr. Dameris, our President and Chief Executive Officer, equity awards in 2013 in accordance with the terms of his employment agreement. Pursuant to the Dameris Employment Agreement, Mr. Dameris’ 2013 equity awards have multi-year time-vesting schedules and are further conditioned on performance-vesting requirements linked to the attainment of specified goals related to Adjusted EBITDA. The Compensation Committee believes that a multi-year vesting schedule encourages Mr. Dameris’ continuation in service with the Company through those vesting dates. In addition, the Compensation Committee believes that Mr. Dameris’ RSU grants provide Mr. Dameris with incentive to focus on increasing the long-term value of the Company as measured by the Company’s Adjusted EBITDA, as adjusted for certain determinations. The use of Adjusted EBITDA targets encourages Mr. Dameris to focus on producing financial results that align with the interests of the stockholders. In addition, one of Mr. Dameris’ 2013 equity awards is based on the attainment of Adjusted EBITDA per share during the 12-month performance period, which encourages Mr. Dameris to strive for quality stock performance of the Company which benefits our stockholders.

The Compensation Committee similarly strived to align the remuneration potential for the other executive officers with stockholder interests through the use of RSU equity awards during 2013. Equity awards for Messrs. Pierce, McGowan, Blazer and Hanson included a multi-year time-vesting portion and a portion which vests based on the achievement of Adjusted EBITDA performance targets set by the Company. Consistent with its overall compensation philosophy, the Compensation Committee believes that the time-vesting portion of the RSU grant rewards the executive officers for exercising business judgment that maximizes the trading price of the Company’s common stock over a multi-year period. The Compensation Committee believes the performance-vesting portion of the RSU grant encourages the executives to strive for superior Adjusted EBITDA results, which is an important measurement of the Company’s success for the stockholders.

The 2013 long-term equity incentive compensation granted to each named executive officer is set forth below.

Chief Executive Officer.  Mr. Dameris was entitled to receive the following equity incentive compensation opportunities in 2013:

(i)
On January 2, 2013, pursuant to the Dameris Employment Agreement, Mr. Dameris was granted 143,182 performance-based RSUs. The RSUs were eligible to vest based on the Company’s attainment of a threshold Adjusted EBITDA target over the one-year period ending on December 31, 2013, and meeting various target amounts above the threshold. The earned portion of the award vested and becomes payable in three equal components on January 4, 2014, January 4, 2015 and January 4, 2016, subject to continued employment. The Compensation Committee set the applicable targets and their weighting and determination as follows:

% of RSU Award	Performance Target	Maximum Number of Shares to be Earned	Number of Shares Earned
10%	Company achieves minimum of $130,235,200 of Adjusted EBITDA	14,318	14,318
40%	Company achieves $130,235,200 to $146,514,600 (sliding linear scale) of Adjusted EBITDA	57,272	57,272
16.7%	Company achieves $146,514,600 to $162,794,000 (sliding linear scale) of Adjusted EBITDA	23,864	23,864
33.3%	Company achieves $162,794,000 to $179,073,400 (sliding linear scale) of Adjusted EBITDA	47,728	44,913

The Company achieved $178,113,298 in Adjusted EBITDA in 2013 and therefore Mr. Dameris earned the performance objective for 140,367 shares related to this RSU grant on February 14, 2014 when the Compensation Committee certified achievement of the performance target, and 46,789 of the shares were paid out on that date, with the remaining shares to be paid out equally on January 4, 2015 and January 4, 2016 subject to continued employment.

(ii)
On January 2, 2013, pursuant to the Dameris Employment Agreement, Mr. Dameris was granted two RSU awards, each with a fair market value of up to $500,000, determined on the applicable date of settlement. Pursuant to the grant terms, Mr. Dameris was eligible to receive a linear pro ration of each grant based on percentage attainment of the target after a minimum threshold was met. The Compensation Committee set the minimum threshold target as the Company attaining Adjusted EBITDA per share of the Company’s common stock of $2.74 during the 12-month performance period ending December 31, 2013, and Mr. Dameris vested in 80% of each RSU award upon achievement of the minimum threshold target. The remaining 20% of the target was achievable upon the Company attaining Adjusted EBITDA per share of the Company’s common stock of $2.74 to $3.34. The Company achieved $3.33 in Adjusted EBITDA per share, and therefore Mr. Dameris vested in $496,984 of each RSU award. The Dameris Employment Agreement provides that first award under this grant is payable as soon as practicable after February 1, 2014, and Mr. Dameris received 16,135 shares on February 14, 2014 when the Compensation Committee certified achievement of the performance target. The second award under this grant is payable as soon as practicable after February 1, 2015.

(iii)
On December 31, 2012, pursuant to the Dameris Employment Agreement, Mr. Dameris was granted an RSU award having a value of $800,000. This award vested on January 4, 2014 and was subject to continued employment and the Company attaining positive EBITDA in 2013 which was achieved. Mr. Dameris received 39,448 shares on February 14, 2014 when the Compensation Committee certified achievement of the performance target.

Other Executive Officers.

Messrs. Pierce and McGowan. On January 2, 2013, Messrs. Pierce and McGowan received a grant of 20,000 and 22,728 RSUs, respectively, 60% of which time vest in three equal, annual installments on January 2, 2014, January 2, 2015 and January 4, 2016, subject to continued employment. The remaining 40% of the RSU award is performance-based, vesting in three equal, annual installments subject to attainment of performance targets established by the Compensation Committee for that year and subject to continued employment (the “Performance Vesting Grant”). On March 4, 2013, the Compensation Committee established the following target for the 2013 Performance Vesting Grant for Messrs. Pierce and McGowan: 50% of the 2013 Performance Vesting Grant vested based on the Company achieving $138,374,900 of Adjusted EBITDA in 2013, and up to an additional 50% vested on a percentage basis incrementally on Adjusted EBITDA greater than $138,374,900 to a maximum of $170,933,700 in 2013. According to the terms of the grant, if the performance goal was not attained in full, the portion of the 2013 Performance Vesting Grant which did not vest would have rolled forward to become part of the 2014 Performance Vesting Grant scheduled to vest in January 2015 contingent upon attainment of the applicable target for 2014. The Company achieved $178,113,298 in Adjusted EBITDA in 2013 so Messrs. Pierce and McGowan vested in full in their 2013 Performance Vesting Grants and no RSUs from the 2013 Performance Vesting Grant rolled forward to become part of the 2014 Performance Vesting Grant.

Messrs. Blazer and Mr. Hanson. On May 15, 2013, each of Messrs. Blazer and Hanson received a grant of 16,801 RSUs, 60% of which time vest in three equal, annual installments on May 15, 2014, May 15, 2015 and May 15, 2016, subject to continued employment. The remaining 40% of the RSU award is performance-based, vesting in three equal, annual installments on January 2, 2014, January 2, 2015 and January 4, 2016, subject to attainment of performance targets established by the Compensation Committee for that year and subject to continued employment (the “Apex Performance Vesting Grant”). The Compensation Committee established the following target for the Apex Performance Vesting Grant for Messrs. Blazer and Hanson: 50% of the Apex Performance Vesting Grant vested based on the Company achieving $88,893,000 of Adjusted EBITDA from June 1, 2013 to December 31, 2013, and up to an additional 50% vested on a percentage basis incrementally on Adjusted EBITDA greater than $88,893,000 to a maximum of $109,809,000 from June 1, 2013 to December 31, 2013. According to the terms of the grant, if the performance goal was not attained in full, the portion of the Apex Performance Vesting Grant which did not vest would have rolled forward to become part of the 2014 Performance Vesting Grant scheduled to vest in January 2015 contingent upon attainment of the applicable target for 2014. The Company achieved $111,753,257 in Adjusted EBITDA for the seven-month period in 2013, and therefore Messrs. Blazer and Hanson vested in full in their Apex Performance Vesting Grants and no RSUs from the Apex Performance Vesting Grant rolled forward to become part of their 2014 Performance Vesting Grant.

Discretionary Equity Award. The Compensation Committee may grant additional discretionary cash bonuses or equity awards to reward or incentivize our executive officers for separate or additional accomplishment, and/or upon a change in the executive officer’s employment status. In December 2013, the Compensation Committee awarded discretionary RSU awards to Messrs. Blazer and Hanson for their exceptional performance in 2013 and their support in integrating Apex with On Assignment. The RSU awards were valued at approximately $100,000 and $70,000 for Messrs. Blazer and Hanson, respectively, and vest over three years, with 25% of the award vesting on the first anniversary of the grant date, and the remaining 75% of the award vesting in equal consecutive quarterly installments thereafter upon each quarterly anniversary of the grant date, and are subject to continued service by the executive officers through the vesting dates.

Company-Sponsored Health and Welfare Benefits. Our executives and their legal dependents are eligible to participate in Company sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote On Assignment’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving On Assignment’s growth, profitability and other goals.

401(k) Plan. On Assignment offers tax-qualified 401(k) plans to its U.S. employees. Some of our executives and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Code in the applicable On Assignment 401(k) plan as a result of their status as “highly compensated” employees under the Code.
Severance and Change in Control Benefits. Each of our named executive officers is party to an employment agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Executive Change of Control Agreements that the Company entered into with Messrs. Dameris and Pierce as well as the On Assignment Change in Control Severance Plan, as amended and restated on June 21, 2013 (the “CIC Severance Plan”) in which our other named executive officers participate, On Assignment provides for cash severance and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of On Assignment in all circumstances.

Pursuant to the Executive Change of Control Agreements with Messrs. Dameris and Pierce, immediately prior to a change in control (as defined in the agreements), all unvested equity awards then held by the executive will become fully vested and exercisable subject, in Mr. Dameris’ case, to exceptions with respect to certain equity awards granted under his employment agreement. Under Mr. Dameris’ Change of Control Agreement, in the event it is determined that any payment arising under the agreement would be subject to the excise tax imposed by Code Section 4999, then Mr. Dameris shall be entitled to receive an additional payment in an amount equal to the excise tax imposed upon the payments. Mr. Pierce’s Change of Control Agreement provides for a “best pay cap” reduction for any excess parachute payments under Code Section 280G unless he would receive a greater benefit without the reduction and after paying the related excise tax. The Compensation Committee believes that the change in control arrangements serve to minimize any distraction to the executive officer resulting from a potential change in the control of the Company and decrease the risk that these individuals would leave On Assignment when a transaction was imminent which would reduce the value of On Assignment to a prospective buyer, or to the stockholders in the event the transaction failed to close. Structuring the change in control severance benefits as primarily “double-trigger” (becoming payable only upon qualifying termination following the change in control) appropriately serves these goals yet avoids bestowing a windfall on the executive officer in the event he is not involuntarily terminated following such an event. The Compensation Committee believes use of the “single-trigger” accelerated vesting of unvested equity awards held by Mr. Dameris and Mr. Pierce (which occurs immediately prior to a change in control regardless of whether the executive is involuntarily terminated upon or following the transaction), properly acknowledges the direct link between the executive’s leadership of the Company and the value of the equity and recognizes that the link is greatly attenuated after a change in control, regardless of the executive’s actual employment status. The single-trigger arrangement permits Mr. Dameris and Mr. Pierce to receive the benefit of an increase in the fair market value of the equity resulting from their efforts to consummate a transaction approved by our stockholders. The executive severance and change in control arrangements are further described under the heading “Employment Agreements” and “Payments upon Termination or Change in Control” below.

Perquisites. On Assignment also makes reasonable perquisites available to certain of its executive officers, which may consist of a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits) and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of On Assignment and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Tax Provisions and Accounting Consequences. The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. The Compensation Committee considers the requirements of Code Sections 409A and 162(m) when structuring the executive compensation packages. Code Section 162(m) limits the tax deductibility to the Company of annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer, and our three other most highly compensated executive officers (other than the Chief Financial Officer). However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals that are based on stockholder-approved performance criteria and the committee that establishes and certifies such goals consists only of “outside directors.” Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation. While the Compensation Committee endeavors to minimize deductibility limitations for the Company, the Compensation Committee may, in appropriate circumstances, authorize payments that may become subject to these limitations in order to properly incentivize an executive officer.

     Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Code Section 280G and the imposition of excise taxes under Code Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. With respect to Mr. Dameris, the Compensation Committee has provided for tax gross-up payments to alleviate the impact of Section 4999 and, with respect to Mr. Pierce, the Compensation Committee has provided for a best pay cap reduction for excess parachute payments under Code Section 280G unless he would otherwise receive a greater after-tax benefit without the reduction and after paying the related taxes (including the excise tax). The Compensation Committee believes these payments are appropriate to properly incentivize and motivate these executives in the event of a potential transaction. With respect to severance payments that would be made to the other named executive officers under the CIC Severance Plan, in June 2013 the Board removed the plan’s tax gross-up provision, and payments to the executive officers under the CIC Severance Plan would be reduced if necessary to avoid any excise tax that may be imposed.
     The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.
 While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Compensation Committee Report
Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, in whole or in part, including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.
The Compensation Committee of On Assignment, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee of the Board of Directors
Jonathan S. Holman (Chairman)
Senator William E. Brock
Jeremy M. Jones

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non- Equity Incentive Plan Comp (2)		Change in Pension Value and Non-qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Peter T. Dameris President and Chief Executive Officer	2013	$799,615	$—	$4,150,004	$—	$1,440,000		$—	$674	$6,390,293
	2012	$724,433	$—	$2,932,944	$—	$840,000	(5)	$32,807	$10,037	$4,540,221
	2011	$635,250	$—	$1,589,303	$—	$762,300		$—	$702	$2,987,555

Edward L. Pierce Executive Vice President and Chief Financial Officer	2013	$455,885	$—	$323,687	$—	$456,000		$—	$149,021	$1,384,593
	2012	$147,115	$—	$146,658	$784,275	$150,000	(5)	$—	$292	$1,228,340

Michael J. McGowan Chief Operating Officer and President, Oxford	2013	$570,917	$—	$641,287	$—	$562,833		$—	$19,958	$1,794,995
	2012	$479,404	$—	$645,037	$—	$483,702	(5)	$—	$11,210	$1,619,353
	2011	$379,500	$100,000	$471,628	$—	$379,500		$—	$11,210	$1,341,838

Randolph C. Blazer President, Apex (6)	2013	$650,000	$—	$543,030	$—	$650,000		$—	$21,017	$1,864,047
	2012	$387,500	$300,000	$391,516	$—	$387,500		$—	$4,772	$1,471,288

Theodore S. Hanson Chief Financial Officer, Apex (6)	2013	$400,000	$—	$513,005	$—	$400,000		$—	$19,260	$1,332,265
	2012	$238,462	$300,000	$391,516	$—	$372,844		$—	$10,981	$1,313,803

(1)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 11 to the consolidated financial statements for the year ended December 31, 2013 included in our Annual Report and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Annual Report.

(2)	All non-equity incentive plan compensation amounts were earned based on performance in the year reported and payable, by their terms, in the subsequent year, except as noted otherwise.

(3)
The Company had two deferred compensation plans in effect from 1998 and 2008. These plans were terminated in May 2011, with distributions being made according to the terms of the plans in June 2012 in compliance with applicable law.

(4)
The amounts set forth in the “All other compensation” column in 2013 for Mr. Dameris include life insurance premiums paid by On Assignment. For Mr. Pierce, the 2013 amounts reflect perquisites of $7,269 of auto allowance, $563 of life insurance premium costs, $4,000 in reimbursement of legal expenses incurred related to the review of his employment agreement and $137,189 in reimbursement of relocation expenses. Mr. McGowan’s 2013 amounts include $6,000 for auto allowance; $5,000 in 401(k) plan matching contributions; $310 for life insurance premiums paid by On Assignment; $2,950 for reimbursement of tax preparation fees; and $5,698 related to benefits provided at the Company’s annual sales meeting. Mr. Blazer’s 2013 amounts include $8,750 of 401(k) plan matching contributions; $3,767 in personal liability insurance premiums; $6,000 in auto allowance; and $2,500 in reimbursement of tax preparation fees. Mr. Hanson’s 2013 amounts include $8,750 in 401(k) plan matching contributions; $3,767 in personal liability insurance premiums; $6,000 in auto allowance; and $743 related to benefits provided at the Company’s annual sales meeting.

(5)	Award was paid to executive in December 2012.

(6)	Compensation for Messrs. Blazer and Hanson for 2012 reflects only compensation received from the date of acquisition of Apex, May 15, 2012, through the end of the year.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2013.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold		Target		Maximum		All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Peter T. Dameris	03/04/13	—	720,000	1,440,000
	01/02/13				—	(5)	—	(5)	—	(5)		500,000	(5)
	01/02/13				—	(5)	—	(5)	—	(5)		500,000	(5)
	01/02/13				—		95,455		143,182			3,150,004

Edward L. Pierce	03/04/13	—	225,000	450,000
	01/02/13										12,000	264,000
	01/02/13				—		1,334		2,667			59,687

Michael J. McGowan	03/04/13	—	275,000	550,000
	01/02/13										13,637	300,014
	01/02/13				—		7,625		15,249			341,273

Randolph C. Blazer	03/04/13	—	325,000	650,000
	05/15/13										10,081	264,021
	06/01/13				—		1,120		2,240			58,330
	06/21/13				—		2,328		4,656			120,684
	12/16/13										3,044	99,995

Theodore S. Hanson	03/04/13	—	200,000	400,000
	05/15/13										10,081	264,021
	06/01/13				—		1,120		2,240			58,330
	06/21/13				—		2,328		4,656			120,684
	12/16/13										2,130	69,971

(1)
Executive annual incentive compensation is determined by the Compensation Committee of the Board. See “Executive Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2013. The “target” amount represents the bonus the named executive officer could receive if the applicable target performance goals were achieved. The “maximum” amount represents the named executive officer’s maximum bonus opportunity for truly exceptional performance.

(2)
Represents performance-based RSU awards granted to our named executive officers in 2013 under the 2010 Plan (or the Inducement Plan in the case of Mr. Pierce). The “Target” amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at threshold levels. The “Maximum” amount represents the maximum number of RSUs that are available to vest. These grants vested on January 2, 2014, and were paid out in February 2014 when the performance goals were certified, with the exception of Messrs. Blazer and Hanson’s June 21, 2013 grants where the performance period runs through May 31, 2014. Each of the named executive officers received the maximum target with the exception of Mr. Dameris, who vested in 140,367 of 143,182 of these RSU awards.

(3)
Represents time-based RSUs granted under the 2010 Plan (or the Inducement Plan in the case of Mr. Pierce) as a part of long-term incentive compensation as determined by the Compensation Committee of the Board. See “Executive Compensation Discussion and Analysis—Annual Equity Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock units to our named executive officers. These grants vest pro rata annually over three years from the date of grant, (with the exception of the grants to Messrs. Blazer and Hanson on December 16, 2013 which vest one-third on the first anniversary of the date of grant, and then in eight pro rata quarterly installments thereafter), subject to the named executive officers continued service to the Company through the vesting dates.

(4)
Amounts shown in this column in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock–based grants are included in Note 11 to the consolidated financial statements for the year ended December 31, 2013 included in our Annual Report and are described in Part II-Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Annual Report.

(5)
The first of two awards for 16,135 shares valued at $496,985 (out of a maximum possible award amount of $500,000) were paid out on February 14, 2014. The number of shares for the remaining award will be determined by dividing $496,985 by the share price of our common stock when paid out on or about February 1, 2015. The estimated future payouts “threshold,” “target” and “maximum” amounts could not be filled out because they are dollar, and not share targets. If dollar targets were included, the “threshold” amount listed would have been $400,000, the “target” amount would be $450,000, and the “maximum” amount would be $500,000.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Peter T. Dameris. We have entered into employment agreements with each of our named executive officers, as described in this section. Under the terms of their employment agreements, all named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and change in control agreements upon their termination of employment and/or change in control.

On December 13, 2012, Mr. Dameris entered into an amended and restated employment agreement with the Company that is effective from December 31, 2012 through December 31, 2015, with automatic renewals for one-year periods. The Dameris Employment Agreement provides for an annual salary of $800,000 and an annual cash incentive compensation targeted at no less than 90% of Mr. Dameris’ annual salary, with a maximum annual bonus opportunity equal to 180% of his annual salary. In addition, under the Dameris Employment Agreement, Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, retirement and welfare plans to the extent applicable to other peer executives of the Company and Mr. Dameris is entitled to receive a stipend of $450 per month for lease of an automobile and other related expenses. Under the Dameris Employment Agreement, Mr. Dameris is eligible to receive the following long-term incentive awards: (i) annual RSU awards with respect to each of 2013, 2014 and 2015 (the “Tranche A awards”), each having a value of $800,000, (ii) annual RSU awards (the “Tranche B awards”) in each of 2013, 2014 and 2015, the value of each of which will be between $2,100,000 and $3,150,000, based on the achievement of applicable performance goals over the calendar year during which the award is granted and (iii) three performance awards (the “Additional Grants”) (two in 2013 and one in 2014), the value of each providing the opportunity to vest in common stock of the Company with a value of $500,000. The Tranche A awards generally will vest and become payable, subject to continued employment and the Company attaining positive EBITDA over the calendar year during which the award is granted, on January 4 of the year following the year of grant, however the first Tranche A award was granted on December 31, 2012 and vested on January 4, 2014. The Tranche B awards will vest and become payable (to the extent earned in substantially equal installments, subject to continued employment, on January 4 of each of the three years following the year of grant. The Additional Grants (i) will vest based on the attainment of applicable performance goals and subject to continued employment and (ii)(A) the awards granted in 2013 became or will become payable on January 4, 2014 and January 5, 2015 and (B) the award granted in 2014 will become payable on January 5, 2015, in each case subject to continued employment.
The Dameris Employment Agreement also provides for the payments and benefits upon a qualifying termination of employment, as described in further detail under “Payments upon Termination or Change in Control” below. If it is determined that performance-based compensation was based on materially inaccurate performance criteria or if Mr. Dameris materially violates risk limits, his incentive compensation for 2013 is subject to a claw back from the Company (i.e., executive officers’ forfeiture of the incentive compensation) pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

 Other Named Executive Officers

All of our other named executive officers have entered into employment agreements with the Company. Under the terms of their employment agreements, Messrs. Pierce, McGowan, Blazer and Hanson are entitled to a minimum annual base salary, subject to annual increases thereafter. Messrs. Pierce, McGowan, Blazer and Hanson and their legal dependents are entitled to participate in our incentive, savings, retirement and welfare plans. In addition, each of their employment agreements includes the following provisions:

Edward L. Pierce. Mr. Pierce entered into an employment agreement with the Company on September 1, 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides that in 2013 and later, he has a potential to earn up to 100% of his base salary based on achievement of targets and over-achievement of targets. Pursuant to his employment agreement, Mr. Pierce receives payment or reimbursement for actual, properly substantiated expenses incurred in connection with:  a monthly automobile allowance in the amount of $450, an annual physical examination allowance up to $1,500 and tax preparation and financial planning services up to $2,500. Mr. Pierce’s employment agreement also provided for reimbursement of $4,000 in legal review costs of his employment agreement and moving and relocation expense reimbursement up to $140,000, each paid in 2013.

In connection with entering into an employment agreement with Mr. Pierce, the Company granted him (i) a stock option covering 75,000 shares of our common stock, vesting as to 18,750 shares on the first anniversary of the grant date and as to 1,563 shares on each monthly anniversary thereafter, subject to continued employment, (ii) an RSU award covering a number of shares with a value of $146,666 on the grant date and (iii) an RSU award covering a number of shares valued at $440,000 on the first trading day of January 2013. The vesting terms and conditions of the RSU awards were set forth in grant agreements entered into by On Assignment and Mr. Pierce.

Michael J. McGowan.  Mr. McGowan entered into an amended and restated employment agreement on December 30, 2008 for the main purpose of including changes designed to make payments and benefits exempt from or compliant with the requirements of Code Section 409A. Mr. McGowan’s employment agreement provides that he is eligible for an annual cash bonus with a potential to earn up to 100% of his base salary based on achievement of targets (50% of bonus opportunity) and over-achievement of targets (50% of bonus opportunity, on a sliding scale). Also pursuant to his employment agreement, Mr. McGowan receives payment or reimbursement for actual, properly substantiated expenses incurred in connection with a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

Randolph C. Blazer. Mr. Blazer entered into an employment agreement with Apex on January 8, 2007 which was amended on several occasions. Pursuant to his employment agreement, Mr. Blazer serves as President of Apex. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

Theodore S. Hanson. Mr. Hanson entered into an employment agreement with Apex on January 15, 2008 which was amended on various occasions. Pursuant to his employment agreement, Mr. Hanson serves as chief financial officer of Apex. Mr. Hanson’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

Fiscal Year 2013 Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter T. Dameris	51,700	—		11.75	06/01/2017
	137,500	—		11.39	12/14/2016
						39,448	(3)	1,377,524
						22,686	(4)	792,195
						143,182	(5)	4,999,915
								500,000	(15)
								1,000,000	(16)
								1,000,000	(17)

Edward L. Pierce	23,437	51,563	(1)	16.51	09/01/2022
						5,830	(6)	203,584
						12,000	(7)	419,040
						2,667	(8)	93,132

Randolph C. Blazer						13,158	(9)	459,477
						10,081	(10)	352,029
						3,044	(11)	106,296
						2,240	(8)	78,221
										4,656	(18)	162,588

Theodore S. Hanson						13,158	(9)	459,477
						10,081	(10)	352,029
						2,130	(11)	74,380
						2,240	(8)	78,221
										4,656	(18)	162,588

Michael J. McGowan	120,000	—		12.90	01/31/2017
						10,340	(12)	361,073
						15,970	(13)	557,672
						4,101	(14)	143,207
						13,637	(7)	476,204
						15,249	(8)	532,495
———————
(1)	25% of the stock options vested on September 1, 2013, the remainder vests monthly thereafter through September 1, 2016.

(2)	Represents the closing price of a share of the Company’s common stock on the NASDAQ or NYSE Stock Market, as applicable, on the option grant date.

(3)	RSUs vested on January 4, 2014.

(4)	RSUs vested on January 1, 2014.

(5)
This award was earned at 98.034 percent, based on 2013 achievement of certain performance objectives. On January 2, 2014, 46,789 shares vested, and 46,789 shares will vest on each of January 4, 2015 and January 4, 2016.

(6)	25% of the RSUs vested on September 1, 2013, the remainder vests in equal increments quarterly thereafter through September 1, 2015.

(7)	RSUs vest in equal increments, on January 2, 2014, January 2, 2015 and January 2, 2016.

(8)	RSUs vested on January 2, 2014.

(9)	RSUs vest in equal increments, on May 15, 2014 and May 15, 2015.

(10)	34% of the RSUs vest on May 15, 2014, the remainder vests in equal increments quarterly thereafter through May 15, 2016.

(11)	25% of the RSUs vest on December 16, 2014, the remainder vests in equal increments quarterly thereafter through December 16, 2016.

(12)	Restricted stock units vested on January 3, 2014.

(13)	50% of the RSUs vested on January 3, 2014, the remaining RSUs will vest on January 3, 2015.

(14)	25% of the RSUs vested on June 1, 2013, the remainder vests in equal increments quarterly thereafter through June 1, 2016.

(15)	On February 3, 2014, 16,772 shares were released, as determined by dividing $500,000 by the closing price of our common stock on such date.

(16)
On February 3, 2014, 16,772 shares were released, as determined by dividing $500,000 by the closing price of our common stock on such date. The remaining shares awarded will be determined by dividing $500,000 by the closing price of our common stock on February 1, 2015.

(17)
 This award was achieved at 99.397%. On February 14, 2014, 16,135 shares were released based upon the percentage achievement of the first $500,000, and the closing price of ASGN stock on such date. The shares awarded for the remaining $500,000 will be determined based upon the percentage achievement and the closing price of ASGN stock on February 1, 2015.

(18)	Upon achievement of certain performance objectives, the RSUs will vest on May 31, 2014.

Fiscal Year 2013 Option Exercises and Stock Vested

The table below sets forth information concerning the exercise of options and the vesting of restricted stock or restricted stock units during the 2013 fiscal year by our named executive officers.

	Options Awards		Restricted Stock Unit or Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized Shares Acquired on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter T. Dameris	55,105	$1,523,505	22,863	$500,014
Edward L. Pierce	—	$—	3,053	$95,321
Michael J. McGowan	—	$—	2,461	$69,054
Randolph C. Blazer	—	$—	10,695	$278,991
Theodore S. Hanson	—	$—	10,695	$278,991

Payments upon Termination or Change in Control

Described below are the arrangements the Company has entered into with each of our named executive officers and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment terminated under certain circumstances as of December 31, 2013 and, where applicable, a change in control of the Company occurs on that date, using the closing price of our common stock on December 31, 2013 ($34.92 per share). In each case, the executive officer’s right to receive severance benefits is subject to his execution of a valid and binding release agreement and contingent upon his continued adherence to certain confidentiality and non-solicitation agreements.

Chief Executive Officer

Dameris Employment Agreement. Under the Dameris Employment Agreement, upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” (each, as defined in the agreement), in addition to his accrued obligations, Mr. Dameris would be entitled to: (1) continuation payments totaling 150% of his annual base salary, over a period of 18 months following such termination; (2) a cash lump sum in an amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; and (3) during the 18-month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of his COBRA premiums.

If Mr. Dameris’ employment terminates due to his death, “disability” (as defined in the Dameris Employment Agreement), termination by the Company without cause, or termination by Mr. Dameris for good reason (each a qualifying termination), then under the Dameris Employment Agreement, Mr. Dameris or his estate is entitled to disability income or life insurance payments from insurance policies maintained by the Company (other than any “key man” life insurance policy) and is entitled to payment of an amount equal to 100% of Mr. Dameris’ base salary payable over 12 months following the termination date in equal installments.

The Dameris Employment Agreement also provides that upon a qualifying termination, (i) each Additional Grant provided for in the agreement that has not vested as of the termination date will be eligible to vest on a pro-rated basis, based on actual achievement of applicable performance goals, on the January 2 immediately following the termination date, (ii) each Tranche A award and Tranche B award will be governed by the terms and conditions of the applicable award agreement, and (iii) each long-term incentive award granted to Mr. Dameris pursuant to his prior employment agreement will be governed by the terms and conditions of the applicable award agreement and prior employment agreement.

Under the Dameris Employment Agreement, if Mr. Dameris experiences a qualifying termination in the first 90 days of any calendar year during the term of the agreement, any long-term incentive awards that would otherwise be granted with respect to such calendar year will be granted to Mr. Dameris.

Upon a change in control, each Additional Grant provided for in his employment agreement will vest in full as if all applicable performance targets were fully attained, and each Tranche A award and Tranche B award will be governed by the terms and conditions of the applicable award agreement. In the event of a termination in connection with a change in control, the severance provisions of Mr. Dameris’ employment agreement will be superseded by his Executive Change of Control Agreement (described below).

Change in Control Agreement. Mr. Dameris entered into an Amended and Restated Executive Change of Control Agreement (the “Dameris CIC Agreement”) with the Company on December 11, 2008, which governs if Mr. Dameris’ employment is involuntarily terminated following a change of control. Pursuant to that agreement, Mr. Dameris will be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and ten days after a change in control (as defined in the Dameris Change in Control Agreements):  (1) all then accrued compensation (earned and unpaid salary, reimbursement of expenses) and a pro-rata portion (based on number of days worked) of Mr. Dameris’ “target bonus” (as defined in the Dameris CIC Agreement) for the year in which the termination is effected; (2) 3.0 times Mr. Dameris’ then-current base salary plus target bonus for the year in which the termination is effected; (3) continuation of Mr. Dameris’ then-current automobile allowance for a period of up to 18 months following the date of termination; (4) company-paid healthcare continuation coverage for up to 18 months following the termination date; (5) a cash amount equal to the aggregate premiums that the Company would have paid for 18 months of basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance coverage, each as in effect on the date of termination; (6) continued contributions to the Company’s retirement plans for 18 months following the date of termination; and (7) reimbursement, up to $15,000, for outplacement services.

Also pursuant to the Dameris CIC Agreement, immediately prior to a change of control and regardless of whether Mr. Dameris is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Dameris will become fully vested and exercisable. Mr. Dameris’ 2010 Employment Agreement similarly provides that performance-vesting equity awards granted thereunder shall vest fully as if all applicable performance targets were fully attained and all service requirements were satisfied. Payments under the Dameris CIC Agreement are subject to additional gross up payments to cover any excise tax that may be imposed.

Following a change in control, if the employment of Mr. Dameris is terminated for “cause” (as defined in the Dameris CIC Agreement) or Mr. Dameris resigns other than in connection with an involuntary termination or due to death or disability, the Dameris CIC Agreement will terminate.

The estimated payments or benefits which would have been paid to Mr. Dameris in the event of a change in control and/or a qualifying termination on December 31, 2013 are as follows:

	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)
Peter T. Dameris
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	1,200,000	4,560,000	800,000
Value of Accelerated Restricted Stock/RSUs	8,065,306	8,163,605	8,065,306
Total Insurance Benefits	36,482	36,482	-
Total Automobile Allowance	-	8,100	-
Total Value of Outplacement Services	-	15,000	-
Total Gross Ups	-	2,396,626	-

Total Severance, Benefits and Accelerated Equity	9,301,734	15,179,759	8,865,306

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Dameris earned a cash incentive bonus of $1,251,625 in 2013.

Chief Financial Officer

Termination under Employment Agreement. Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including nonrenewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100% of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce will be entitled to receive payment equal to 100% of his base salary payable over 12 months in equal installments.

In the event of a termination in connection with a change in control, the severance provisions of Mr. Pierce’s employment agreement will be superseded by his Executive Change of Control Agreement (described below).

Change in Control Agreement. Mr. Pierce entered into an Executive Change of Control Agreement with the Company (the “Pierce CIC Agreement”) on September 1, 2012, which governs if Mr. Pierce’s employment is involuntarily terminated in connection with a change in control. Pursuant to the Pierce CIC Agreement, Mr. Pierce will be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and ten days after a change in control, in addition to any accrued but unpaid amounts (including any earned but unpaid annual bonus for the year prior to the year in which the termination occurs) and subject to delivery of an effective release of claims in favor of the Company: (i) a pro-rata bonus for the year in which the termination occurs; (ii) an amount equal to 2.5 multiplied by the sum of Mr. Pierce’s base salary and “target bonus” (as defined in the Pierce CIC Agreement); (iii) continuation of Mr. Pierce’s car allowance for 18 months following the termination date; (iv) Company-paid healthcare continuation coverage for up to 18 months following the termination date; (v) an amount equal to the premiums the Company would have paid for basic life insurance and disability insurance, had he remained employed for 18 months following the termination date; and (vi) reimbursement of up to $15,000 for outplacement services. In addition, any outstanding stock options held by the Chief Financial Officer as of the termination date will remain outstanding as though he had remained employed by the Company until the 18-month anniversary of the termination date (but in no event will any option be exercisable beyond its maximum term). Immediately prior to a change in control, all outstanding Company stock options, restricted stock and stock units held by the executive will become fully vested (and, in the case of options, remain exercisable for an extended period).

Also pursuant to the Pierce CIC Agreement, immediately prior to a change in control and regardless of whether Mr. Pierce is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Pierce will become fully vested and exercisable. The agreement provides that the Chief Financial Officer with a best pay cap reduction for any excess parachute payments under Code Section 280G unless he would receive a greater after-tax benefit without the reduction and after paying the related excise tax.
Following a change in control, if the employment of Mr. Pierce is terminated for cause (as defined in the Pierce CIC Agreement) or Mr. Pierce resigns other than in connection with an involuntary termination or due to death or disability, the Pierce CIC Agreement will terminate.

The estimated payments or benefits which would have been paid to Mr. Pierce in the event of a change in control and/or a qualifying termination on December 31, 2013 are as follows:

	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)
Edward L. Pierce
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (applicable salary and target bonus amounts or multiples)	468,000	1,755,000	468,000
Pro Rata Bonus (1)	-	-	-
Gain on Accelerated Stock Options	-	949,275	-
Value of Accelerated Restricted Stock/RSUs	-	715,755	-
Total Insurance Benefits	-	36,800	-
Total Relocation Expenses	80,000	-	-
Total Automobile Allowance	-	8,100	-
Total Value of Outplacement Services	-	15,000	-

Total Severance, Benefits and Accelerated Equity	548,000	3,479,930	468,000

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Pierce earned a cash incentive bonus of $437,130 in 2013.

McGowan, Blazer and Hanson - Termination under Employment Agreements

Michael J. McGowan.  If the Company terminates Mr. McGowan’s employment without “cause” (as defined in his employment agreement) or Mr. McGowan terminates his employment as a result of the Company imposing a change in key terms, (i.e., a change in his reporting relationship or requiring him to relocate to a principal work location that is more than 50 miles from Beverly, Massachusetts) or if Mr. McGowan’s employment terminates because of his death or disability, Mr. McGowan is entitled to receive, in addition to accrued obligations, (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination.

Randolph C. Blazer and Theodore S. Hanson. If the Company terminates the employment of either of Messrs. Blazer or Hanson without “cause” (as defined in their employment agreements) or if their employment terminates due to death during their employment period, the executive officer is entitled to receive, in addition to accrued obligations, (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination. In the event of disability, Mr. Blazer is entitled to his accrued obligations and salary continuation for 12 months subject to reduction in certain circumstances.

McGowan, Blazer and Hanson - Termination Pursuant to a Change in Control

If the employment of Messrs. McGowan, Blazer or Hanson is involuntarily terminated following a “change in control,” benefits will be determined in accordance with the Company’s “CIC Severance Plan.” Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” each of Messrs. McGowan and Blazer are entitled to receive: (1) a pro rata bonus for the year of termination which equals 100% of the “target bonus” for the executive officer for the year of termination times the pro rata portion of the year the executive worked prior to his termination; (2) 275% of his annual salary and target bonus in effect at the time of the involuntary termination; and (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination. Mr. Hanson receives the same except that he is entitled to receive 200% of his annual salary and target bonus. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

The estimated payments or benefits which would have been paid to each of Messrs. McGowan, Blazer and Hanson in the event of his termination on December 31, 2013 under the specified circumstances are as follows:

	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)
Michael J. McGowan
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (applicable salary and target bonus amounts or multiples)	572,000	2,359,500	572,000
Total Insurance Benefits	23,591	35,386	23,591
Pro Rata Bonus(1)	-	-	-

Total Severance, Benefits and Accelerated Equity	595,591	2,394,886	595,591

Randolph C. Blazer
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (applicable salary and target bonus amounts or multiples)	650,000	2,681,250	650,000
Total Insurance Benefits	11,545	17,318	11,545
Pro Rata Bonus(1)	-	-	-

Total Severance, Benefits and Accelerated Equity	661,545	2,698,568	661,545

Theodore S. Hanson
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (applicable salary and target bonus amounts or multiples)	400,000	1,200,000	400,000
Total Insurance Benefits	11,645	17,467	11,645
Pro Rata Bonus(1)	-	-	-

Total Severance, Benefits and Accelerated Equity	411,645	1,217,467	411,645

(1) Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2013 are as follows: Mr. McGowan, $331,261; Mr. Blazer, $644,563; and Mr. Hanson, $396,670.

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2013 for (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)	the weighted-average exercise price of such outstanding options, warrants and rights; and

(3)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders (1)	1,393,510	(3)	4.21	3,726,322
Equity compensation plans not approved by stockholders (2)	762,081	(4)	4.27	313
Total	2,155,591	(5)	4.23	3,726,635

(1)	Consists of the On Assignment, Inc. 2010 Incentive Award Plan, as amended (the “2010 Plan”) and the On Assignment, Inc. Amended and Restated 1987 Stock Option Plan.
(2)	Consists of the Inducement Plan (as defined below) and inducement awards granted to Mr. McGowan and another executive officer on January 31, 2007 outside the Inducement Plan.
(3)
Outstanding RSUs convert to common stock without the payment of consideration. As of December 31, 2013, 768,589 RSUs were outstanding. The weighted-average exercise price of outstanding options excluding RSUs was $9.39.

(4)
Outstanding RSUs convert to common stock without the payment of consideration. As of December 31, 2013, 527,057 RSUs were outstanding. The weighted-average exercise price of outstanding options excluding RSUs was $13.86.

(5)
Outstanding RSUs convert to common stock without the payment of consideration. As of December 31, 2013, 1,295,646 RSUs were outstanding. The weighted-average exercise price of outstanding options excluding RSUs was $10.61.

Inducement Award Programs
2007 Inducement Awards
On January 31, 2007, Mr. McGowan and another executive officer were granted nonqualified stock options to purchase 120,000 and 100,024 shares of the Company’s common stock, respectively. The option grants were provided as an inducement to their entering into employment with the Company and were granted outside of the Company’s stockholder-approved equity plans pursuant to stock exchange rules. These stock options are fully vested.
Amended and Restated 2012 Employment Inducement Incentive Award Plan
In May 2012 our Board adopted, and in December 2012 it amended and restated, the 2012 Employment Inducement Incentive Award Plan (the “Inducement Plan”). Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration.     Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
Limitation on Awards and Shares Available. The maximum number of shares of common stock that were available for issuance pursuant to awards under the Inducement Plan is 935,861 shares (the “Inducement Plan Share Limit”). Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.

The following types of shares are added back to the available share limit under the Inducement Plan: (x) shares subject to awards that are forfeited, expire or are settled for cash and (y) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (A) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (B) shares purchased on the open market with the cash proceeds from the exercise of options and (C) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the Inducement Plan.
Awards. The Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•
Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.

•
Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of On Assignment (as defined in the Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants; Transferability and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. The Board may amend or terminate the Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S-K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to On Assignment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our annual stockholders’ meeting held in May 2010 voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers until the next required vote on the frequency of the say-on-pay vote; therefore, our next vote on a say-on-pay proposal after the vote on this Proposal Three is expected to be held at our Annual Meeting of Stockholders in 2015.

The Executive Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2013 compensation. Highlights of the 2013 executive compensation program and our 2013 performance include:

•
The Compensation Committee negotiated an employment agreement for Mr. Dameris in 2012 that had implications for 2013, including a $100,000 increase in salary, an additional 60% of annual salary maximum cash bonus target opportunity in consideration of the very positive financial results the Company had achieved in the past year and the more than double growth in the size of the Company due to the acquisition of Apex and organic growth in 2012, and a strong emphasis on long-term performance-based equity awards.

•
Fixed cash compensation constitutes only a portion of the compensation of the named executive officers. Performance-based compensation constitutes a significant majority of the Chief Executive Officer’s compensation and approximately half of the compensation of the other named executive officers.

•
The named executive officers generally receive equity awards in the form of RSUs, a portion of which is tied to achievement of specified performance goals that we believe correlate to increased shareholder value and vest over a period of time, which aligns with the long-term interests of the stockholders. These RSU awards are intended as a long-term incentive and should be viewed as compensation over the vesting period not as compensation only for 2013.

•	The compensation program for the executive officers is instrumental in helping the Company achieve its strong financial performance.

•
In 2013, the Company’s revenues grew to $1,632 million representing an increase of $494 million or 43.4% over the prior year, and the Company’s Adjusted EBITDA grew to $172.2 million representing an increase of $46.8 million or 37.3% over the prior year. Cash incentive bonuses and performance-based vesting RSUs granted to our named executive officers in 2013 were earned and vested based on our strong performance in these areas.

•
If it is determined that performance-based compensation was based on materially inaccurate performance criteria or if Mr. Dameris materially violates risk limits, his incentive compensation for 2013 is subject to a claw back from the Company (i.e., executive officers’ forfeiture of the incentive compensation) pursuant to the Dameris Employment Agreement and Section 304 of the Sarbanes-Oxley Act of 2002.

•
In June 2013, the Board removed the tax gross-up provision in the Company’s CIC Severance Plan that applies to certain of our named executive officers, including Messrs. McGowan, Blazer and Hanson. Instead, payments to the executive officers under the CIC Severance Plan would be reduced if necessary to avoid any excise tax that may be imposed.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss, in detail, our compensation philosophy and practices.

The advisory vote set forth in this Proposal Three is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Three requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board recommends a vote FOR Proposal Three.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm to audit On Assignment’s consolidated financial statements for the fiscal year ending December 31, 2014, and is asking stockholders to ratify this appointment at the Annual Meeting.

Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2013 and December 31, 2012 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche LLP for the audit of On Assignment’s financial statements for fiscal years 2013 and 2012 and fees billed for tax and all other services rendered by Deloitte & Touche LLP for fiscal years 2013 and 2012:

	2013	2012
Audit Fees(1)	$2,394,043	$1,854,200
Tax Fees(2)	$19,600	$29,400
All Other Fees(3)	$760,692	$141,200

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Represents fees for services provided in connection with On Assignment’s tax services concerning foreign income tax compliance for Canada and Europe.

(3)
Represents fees for services provided to On Assignment not otherwise included in the categories seen above including, but not limited to, due diligence, Sarbanes-Oxley Act of 2002 implementation advisory services, strategic consulting and subscription to technical library. None of these fees were for services related to the design or implementation of financial information systems.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Audit Committee of the Board consists of Mr. Callaghan, Mr. Jones and Mr. Kittrell, who serves as Chairman. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm are “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. The Audit Committee Charter, most recently amended on August 21, 2013, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2013

The Audit Committee reviewed and discussed On Assignment’s audited consolidated financial statements for the year ended December 31, 2013, with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by the statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from On Assignment’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’ communications with the Audit Committee concerning independence and has discussed with On Assignment’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that On Assignment’s consolidated financial statements for the year ended December 31, 2013 be included in its Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Marty R. Kittrell, Chairman
Brian J. Callaghan
Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for same.

Apex leases two properties, Cox Road and Sadler Place, located in Glen Allen, Virginia, and Apex uses these properties as corporate headquarters. Cox Road and Sadler Place are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively. These entities are wholly owned by Messrs. Callaghan, Hanson, Sheridan, and Veatch. The lease for Cox Road expires in 2015, with the option to renew for an additional term of 60 months. The lease for Sadler Place expires in 2017, with an automatic one-year extension unless either party gives written notice of termination. Rent paid for these properties aggregated approximately $1.3 million in 2013 and $1.2 million in 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of our directors and officers and each beneficial owner of more than 10 percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership. Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2013 filed on a timely basis all such reports required for the year with the following exceptions: (a) Forms 4 for Messrs. Pierce, McGowan, James L. Brill, Emmett McGrath and Christian Rutherford were filed one day late on January 7, 2013; (b) Forms 4 for Messrs. Blazer and Hanson were filed one day late on June 21, 2013; and (c) Mr. Rutherford did not file a Form 4 for his March 2013 sale of shares of the Company’s Common Stock until March 2014.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

On Assignment files annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy any reports, Proxy Statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, Proxy Statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at On Assignment, Inc., Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301 (818) 878-3136. If you would like to request documents, please do so by May 31, 2013 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2013

A copy of On Assignment’s Annual Report to Stockholders for the year ended December 31, 2013 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials. Stockholders may obtain by first class mail or other equally prompt means within one business day of receipt of such request an additional copy of this report, without charge, by written or telephonic request to the Investor Relations Department at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received at On Assignment’s principal executive offices in Calabasas, California no later than December 23, 2014, for inclusion in the proxy material for that meeting. Pursuant to On Assignment’s Bylaws, proposals submitted other than pursuant to Rule 14a-8, including nominations to the Board, must be received by the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Stockholder notices should be delivered to the Secretary at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

On Assignment has retained Morrow & Co. to assist with the solicitation of proxies and will pay approximately $8,000 for these services.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 25, 2014
Calabasas, California

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ON ASSIGNMENT, INC.,
a Delaware Corporation
~~(Incorporated on 5-26-92 under the name of Professionals On Assignment, Inc.)~~

~~The undersigned, H. Tom Buelter and Joshua L. Green hereby certify that:~~
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

~~ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.~~
On Assignment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

ONE:    The name of the corporation is On Assignment, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 26, 1992 under the name “Professionals On Assignment, Inc.”

TWO: The Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

~~TWO~~THREE: The text of the Amended and Restated Certificate of Incorporation ~~of said corporation shall be~~is hereby amended and restated to read in ~~full as follows:~~its entirety as set forth in Exhibit A attached hereto.

In Witness Whereof, the undersigned have executed this Amended and Restated Certificate of Incorporation on June [  ], 2014.

ON ASSIGNMENT, INC.

___________________________
Peter T. Dameris, President and Chief Executive Officer

____________________________
Jennifer Hankes Painter, Secretary

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ON ASSIGNMENT, INC.,
a Delaware Corporation incorporated May 26, 1992

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

ARTICLE I

The name of this Corporation is On Assignment, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is ~~32 Loockerman Square, Suite L-100~~the Corporation Trust Center, 1209 Orange Street, City of ~~Dover~~Wilmington, County of ~~Kent~~New Castle, State of Delaware ~~19901~~19801. The name of the Corporation’s registered agent at such address is The ~~Prentice-Hall~~ Corporation ~~System, Inc~~Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by resolution of the Board of Directors. 1

ARTICLE III

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A)     Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is Seventy-Six Million (76,000,000) shares. Seventy-Five Million (75,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

(B)     Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and2 Restated Certificate of Incorporation may be issued from time to time in series. Subject to the protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation’s Certificate of Incorporation, (“Protective Provisions”), the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable Protective Provisions, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1 Amendment to be effected pursuant to Proposal 2E.
2 Amendment to be effected pursuant to Proposal 2E.

(C)     Common Stock.
1.     Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.     Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the holders of the Common Stock.

3.     Redemption. The Common Stock is not redeemable.

4.     Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation~~; provided, however, any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of capital stock entitled to vote generally in an election of directors.~~. 3
~~In addition, Article II, the provisions set forth in Sections 6 through 12; Article III, Sections 1 and 3 and Article VIII of the Bylaws may not be repealed, altered, amended or rescinded unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the corporation entitled to vote thereon or two-thirds of the “Continuing Directors.” “Continuing Directors” shall include (i) those Directors who were members of the Board of Directors on the date of the merger of the corporation’s California predecessor with and into the corporation; and (ii) those Directors who were nominated or appointed by a Board of Directors of which a majority of the members were Continuing Directors.~~ 4

ARTICLE VI

The number of directors of the Corporation shall be fixed from time to time ~~by a Bylaw or amendment thereof duly adopted by the Board of Directors~~pursuant to the Bylaws of the Corporation.5 Except as provided by applicable law and the Protective Provisions, the Board of Directors shall have the exclusive power and authority to fill any vacancies or any newly created directorships on the Board of Directors and the stockholders shall have no right to fill such vacancies. A director appointed by the Board of Directors to fill a vacancy shall serve for the remainder of the term of the vacated directorship he is filling.

The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided however, that the directors first elected

3 Amendment to be effected pursuant to Proposal 2A.
4 Amendment to be effected pursuant to Proposal 2B.
5 Amendment to be effected pursuant to Proposal 2D.

to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1992, the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the end of fiscal year 1992, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the end of fiscal year 1992. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes who term of office is due to expire at the earliest date following such allocation.

~~Any director may be removed, with cause, by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote for that director by applicable law and the Protective Provisions.~~ 6

ARTICLE VII

Any director may be removed, with or without cause, by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote for that director by applicable law and the Protective Provisions.
ARTICLE VIII

Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

ARTICLE IX

~~Stockholders of the corporation shall take action by meetings held pursuant to this Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting.~~7 Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of this Corporation’s directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

6Amendment to be effected pursuant to Proposal 2D.
7 Amendment to be effected pursuant to Proposal 2C.

Any repeal or modification of the foregoing provisions of this Article X by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

ARTICLE XI

To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provision set forth in Articles V, VI, IX and this Article XII may not be amended, altered, changed or repealed in any respect unless such repeal or amendment is approved by the affirmative vote of not less than two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock in the corporation entitled to vote thereon or two-thirds (2/3) of the “Continuing Directors.” “Continuing Directors” shall include (i) those Directors who were members of the Board of Directors on the date of the merger of the corporation’s California predecessor with and into the corporation; and (ii) those Directors who were nominated or appointed by a Board of Directors of which a majority of the members were Continuing Directors.~~ 8

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consented to this Article XIII. 9

~~THREE: Under the Amended and Restated Certificate of Incorporation in effect prior to the adoption of this Restated Certificate of Incorporation, the total number of authorized shares of the corporation was 30,532,689 shares and the number of authorized shares of Preferred Stock of the corporation was 5,532,689, of which 151,515 was designated Series A Preferred Stock, 346,400 was designated series B Preferred Stock, 1,372,723 was designated Series C Preferred Stock and 2,662,051 was designated Series D Preferred Stock. All of the shares of Series A, Series B, Series C and Series~~

8 Amendment to be effected pursuant to Proposal 2D.
9 Amendment to be effected pursuant to Proposal 2E.

 ~~D Preferred Stock have been converted into Common Stock of the corporation pursuant to Article IV (B), Section 4 (a) (iii) of the former Amended and Restated Certificate of Incorporation.~~

~~FOUR: The foregoing Restatement only restates and integrates and does not further amend the provisions of the corporation’s Amended and Restated Certificate of Incorporation in effect prior to the adoption of this Restated Certificate of Incorporation, as corrected, and there is no discrepancy between these provisions and the provisions of that Amended and Restated Certificate of Incorporation, as corrected. The foregoing Restatement has been duly adopted by the corporation’s Board of Directors in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.~~
~~In Witness Whereof, the undersigned have executed this certificate on April 14, 1993.~~
~~/s/ H. Tom Buelter~~
~~H. Tom Buelter, President~~
~~/s/ Joshua L. Green~~
~~Joshua L. Green, Secretary~~

Annex B
AMENDED AND RESTATED BYLAWS

OF

ON ASSIGNMENT, INC.
(A DELAWARE CORPORATION)

ARTICLE I
OFFICES

Section 1. The registered office shall be in the City of ~~Dover~~Wilmington, County of ~~Kent~~New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held ~~in the City of Canoga Park, State of California,~~ at such place as may be fixed from time to time by the Board of Directors, ~~or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors~~ and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders~~, commencing with the year 1992,~~ shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect ~~by a plurality vote~~ a Board of Directors~~,~~ and transact such other business as may properly be brought before the meeting. Except as may be otherwise required by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by a majority of votes cast “for” or “against” a nominee) at any meeting at which a quorum is present for which (i) the Corporation is on notice that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails or delivers by electronic transmission its notice of meeting for such meeting to the stockholders.

Any nominee in an uncontested election who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. A contested election shall be an election for which (i) the Corporation is on notice that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails or delivers by electronic transmission its notice of meeting for such meeting to the stockholders. The Nominating and Corporate Governance Committee shall consider the resignation offer and shall recommend to the Board of Directors the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board of Directors shall accept such resignation unless it determines that the best interests of the Corporation and its stockholders would not be served by doing so. If the Board of Directors does not accept the resignation, it will promptly disclose its decision and the reasons therefore, in a Form 8-K furnished to the Securities and Exchange Commission. The Board of Directors shall take action within 90 days following certification of the vote, unless such action would cause the Corporation to fail to comply with any applicable requirement of national securities exchange or quotation system on which the Corporation’s securities are listed or quoted or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which event the Corporation shall take action as promptly as is practicable while continuing to meet such requirements.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall have the duties prescribed by law and shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots, and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president or the Chairman of the Board only at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least fifty percent (50%) of the voting power of the entire voting stock of the Corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

~~Section 11. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing in fact received by the Secretary of the corporation not less than thirty (30) days nor more than sixty (60) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:~~ 10
Section 11. 11

(A) Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Without qualification or limitation, for any nominations to be properly brought before an annual meeting by a stockholder pursuant to this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so

10 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2B.
11 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2B.

that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. To be in proper form, a stockholder’s notice to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, (I) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any other material relationship between such stockholder, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and (K) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (b) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors

(i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (c) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 11(D) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
~~(a) the name, age, residence, address, and business address of each proposed nominee and of each such person;~~
~~(b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;~~
~~(c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and~~
~~(d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.~~

~~The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.~~
(B) Notwithstanding anything in the second sentence of paragraph (A) of this Section 11, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(C)

(1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this bylaw and, if any proposed nomination is not in compliance with this bylaw, to declare that such defective nomination shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this bylaw, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations pursuant to this Section 11 or proposals as to any other business to be considered pursuant to Section 12. Nothing in this bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors.

(D) To be eligible to be a nominee for election or reelection as a director of the Corporation, upon request of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11 of these bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 12. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

For business to be properly brought before any meeting by a stockholder pursuant to clause (c) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if he or she should so determine, ~~he~~the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the ~~Securities~~ Exchange Act ~~of 1934, as amended~~, and the rules and regulations thereunder with respect to the matters set forth in this Section 12. 12

Seection 13.    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III
DIRECTORS

Section 1. The authorized number of directors of the Corporation shall be not less than a minimum of four (4) nor more than a maximum of ~~seven~~nine (~~7~~9). The exact number of directors shall be set within these limits from time to time ~~(a) by approval of the Board of Directors, or (b) by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least~~pursuant to a resolution adopted by a majority of the ~~required quorum)~~total number of directors of the Corporation. 13

~~Any amendment of these bylaws changing the maximum or minimum number of directors may be adopted only as provided in the corporation’s certificate of incorporation.~~ 14
No reduction of the authorized number of directors shall remove any director prior to the expiration of such director’s term of office.

Section 2. The directors shall be elected at each annual meeting of stockholders to hold office for the term specified in the Certificate of Incorporation. Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until ~~his~~the director’s death, resignation or removal. Directors need not be stockholders of the Corporation.

Section 3. Unless otherwise provided in the Certificate of Incorporation, any vacancies and new created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which ~~he~~the director has been elected expires and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. 15

12 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2B.
13 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2A and Proposal 2B.
14 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2A and Proposal 2B.
15 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2B.

Section 4. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

~~Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.~~
Section ~~7~~6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section ~~8~~7. Special meetings of the Board may be called by the Chairman of the Board or the President on ~~two (2) days’ notice to each director by mail or~~ forty-eight (48) hours’ written notice to each director ~~either personally or by telegram~~; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors ~~unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director~~.

Section ~~9~~8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section ~~10~~9. Unless otherwise restricted by the Certificate of Incorporation ~~of~~or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or ~~writings are~~electronic transmission is filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

Section ~~11~~10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the stockholders or Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section ~~12~~11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not ~~he or they~~the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section ~~13~~12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section ~~14~~13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. ~~The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum~~Each director, in consideration of serving as such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at ~~each meeting~~meetings of the Board ~~of Directors or a stated salary as director~~or of any committee, or both, as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES

Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice, including written notice, to directors may also be given by ~~telegram~~telecopier, telephone or other means of electronic transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the Delaware General Corporation Law. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Treasurer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

~~Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer, and a secretary and may choose vice presidents.~~
Section ~~3~~2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section ~~4~~3. The salaries of all executive officers ~~and agents~~ of the Corporation shall be fixed by the Board of Directors or a committee designated by the Board of Directors.

Section ~~5~~4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section ~~6~~5. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. ~~He~~ The Chairman shall have and may exercise such powers as are, from time to time, assigned ~~to him~~ by the Board and as may be provided by law.

Section ~~7~~6. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. ~~He~~The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned ~~to him~~ by the Board and as may be provided by law.

THE PRESIDENT AND VICE-PRESIDENTS

Section ~~8~~7. The President shall be the Chief Executive Officer of the Corporation; and in the absence of the Chairman and Vice Chairman of the Board ~~he~~, the President shall preside at all meetings of the stockholders and the Board of Directors; ~~he~~and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section ~~9~~8. ~~He~~The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section ~~10~~9. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President, if any, (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section ~~11~~10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. ~~He~~The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. ~~He~~The Secretary (or an Assistant Secretary) shall have custody of the corporate seal of the Corporation and ~~he, or an assistant secretary,~~ shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by ~~his~~the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section ~~12~~11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of ~~his~~the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section ~~13~~12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section ~~14. He~~13. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

~~Section 15. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.~~
Section ~~16~~14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of ~~his~~the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
CERTIFICATE OF STOCK

Section 1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all of any classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by ~~him~~the stockholder in the Corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise provided by law or these By-laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if ~~he~~such person were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates or an uncertificated share or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or such issue of an uncertificated share or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or to issue an uncertificated share or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or, unless otherwise provided by the Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

~~CHECKS~~
~~Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.~~
FISCAL YEAR

Section ~~4~~3. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section ~~5~~4. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section ~~6~~5. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify each of its agents made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an agent of the Corporation or a predecessor corporation or, at the Corporation’s request, a director or officer of another corporation, provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation. The indemnification provided for in this Section ~~6~~5 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation to provide indemnification under this Section ~~6~~5 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by an agent of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that ~~he~~the agent is or was an agent of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that ~~he~~the agent is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders.

The foregoing provisions of this Section ~~6~~5 shall be deemed to be a contract between the Corporation and each agent who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that ~~he~~the person, his or her testator or intestate, is or was an officer or employee of the Corporation.

To assure indemnification under this Section ~~6~~5 of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section ~~6~~5, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.~~”~~

FORUM SELECTION

Section 6. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consented to this Section 6.

SEVERABILITY
Section 7. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE VIII
AMENDMENTS

Section 1. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or a majority of the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation~~, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. The provisions set forth in Article II, Sections 6 through 12; Article III, Section 1 and 2 and Article VIII may not be altered, amended or repealed unless such repeal or amendment is approved the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the corporation entitled to vote thereon or at least two-thirds of the “Continuing Directors.” Continuing Directors shall include (i) those Directors who were members of the Board of Directors on the date of the merger of the corporation’s California predecessor with and into the corporation; and (ii) those Directors who were nominated or appointed by a Board of Directors of which a majority of the members were Continuing Directors~~. 16

16 Amendment to be effected as a result of action by the Board of Directors, assuming stockholder approval of Proposal 2B.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ON ASSIGNMENT, INC. 26745 MALIBU HILLS ROAD CALABASAS, CA 91301

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	0	0	0
01 Peter T. Dameris	02 Jonathan S. Holman
The Board of Directors recommends you vote FOR proposals 2A, 2B, 2C, 2D, 2E, 3 and 4.					For	Against	Abstain
2A. Amending Article V to remove the requirement that stockholders adopt a resolution if the Board of Directors adopts any Bylaw amendment that increases or reduces the authorized number of directors.					0	0	0
2B. Amending Article V to remove the supermajority vote requirement to repeal, alter, amend or rescind certain provisions of our Amended and Restated Bylaws.					0	0	0
2C. Amending Article IX to remove (1) the requirement that stockholders take action by meetings and (2) the restriction which prohibits stockholders from taking any action by written consent without a meeting.					0	0	0
2D. Amending Article XII to remove the supermajority vote requirement to amend, alter, change or repeal certain provisions of our existing restated certificate of incorporation, as amended, as well as revise paragraph 1 and remove paragraph 5 of Article VI of the certificate of incorporation.					0	0	0
2E. Amending Article I to update our registered office and adding a new Article XIII which establishes Delaware as the exclusive forum for certain disputes.					0	0	0
3. Non-binding advisory vote to approve compensation of our named executive officers.					0	0	0
4. To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2013.					0	0	0
NOTE: Such other business as may properly come before the Annual Meeting or any adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting	0	0
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

0000177749_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.
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ON ASSIGNMENT, INC.
Annual Meeting of Stockholders
June 19, 2014 9:00 AM EDT
This proxy is solicited by the Board of Directors
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders of On Assignment, Inc. (the "Company"), and appoints Jennifer Hankes Painter and James L. Brill and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 21, 2014, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 19, 2014 at 9:00 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company's Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" PROPOSALS ONE, TWO A-E, THREE AND FOUR UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

0000177749_2 R1.0.0.51160